Exhibit 10.2

FORM OF

SDC FINANCIAL LLC

a Delaware Limited Liability Company

SEVENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY
AGREEMENT

THE UNITS DESCRIBED AND REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT.

THE UNITS MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED AT ANY TIME EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR QUALIFICATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER, OR PREEMPTION OF, THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY, AND IN COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

SDC FINANCIAL LLC
SEVENTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This Seventh Amended and Restated Limited Liability Company Agreement of SDC Financial LLC, a Delaware limited liability company (the “Company”), dated as of September [•], 2019 (the “Effective Date”), is entered into by and among the Members (as defined below).

WHEREAS, unless the context otherwise requires, capitalized terms have the respective meanings ascribed to them in Article I;

WHEREAS, the Company was formed as a Tennessee limited liability company with the name “SDC Financial LLC” by the filing of Articles of Organization with the Secretary of State of the State of Tennessee, pursuant to and in accordance with the Tennessee Act, and the execution by the Pre-IPO Members party thereto of the Operating Agreement of the Company, dated as of January 31, 2018, which was subsequently amended and restated by the Second Amended and Restated Operating Agreement, dated as of August 20, 2018, the Third Amended and Restated Operating Agreement, dated as of October 12, 2018, the Fourth Amended and Restated Operating Agreement, dated as of October 26, 2018, the Fifth Amended and Restated Operating Agreement, dated as of January 31, 2019, and the Sixth Amended and Restated Operating Agreement, dated as of [•], 2019, each by and among the Company and the Pre-IPO Members party thereto;

WHEREAS, pursuant to that certain Contribution and Exchange Agreement, dated as of January 31, 2018, between the Company, SmileDirectClub, LLC, a Tennessee limited liability company (“SDC LLC”) and the Pre-IPO Members party thereto who were previously members of SDC LLC, such Pre-IPO Members transferred all of their membership units in SDC LLC to the Company in exchange for corresponding membership units in the Company;

WHEREAS, in connection with a series of transactions effected in connection with the contemplated IPO, on September [•], 2019, the Company was converted into a Delaware limited liability company with the name “SDC Financial LLC” by the filing of a Certificate of Conversion with the Secretary of State of the State of Tennessee, pursuant to and in accordance with the Tennessee Act, and the filing of a Certificate of Conversion and the Certificate with the Secretary of State of the State of Delaware, each pursuant to and in accordance with the Delaware Act;

WHEREAS, the Pre-IPO Members have approved the initial public offering (the “IPO”) of shares Class A common stock, par value $0.0001 per share (“Class A Shares”) of SDC Inc. and, in connection therewith, pursuant to a Recapitalization, Contribution and Exchange Agreement, dated as of the Effective Date, the Company’s capital structure is being reclassified to consist only of Common Units; and

WHEREAS, the Pre-IPO Members have authorized SDC Inc., as Manager, to adopt this Agreement immediately prior to the closing of the IPO without the consent or approval of any other Members.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Members, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“AAA” has the meaning set forth in Section 15.12(c).

“Additional Funds” has the meaning set forth in Section 3.3(a).

“Additional Member” means a Person who is admitted to the Company as a Member pursuant to the Delaware Act and Section 12.2, who is shown as such on the books and records of the Company, and who has not ceased to be a Member pursuant to the Delaware Act and this Agreement.

“Acquired Percentage” has the meaning set forth in Section 11.1(b).

“Adjusted Capital Account Balance” means a Capital Account of any Member as of the end of any Taxable Year, subject to the following adjustments:

(a)           reduction for any items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6); and

(b)           increase for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to Minimum Gain).

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account at the end of any Taxable Year.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(a)           SDC Inc. (i) declares or pays a dividend on its outstanding Class A Shares wholly or partly in Class A Shares or makes a distribution to all holders of its outstanding Class A Shares wholly or partly in Class A Shares, (ii) splits or subdivides its outstanding Class A Shares or (iii) effects a reverse stock split or otherwise combines its outstanding Class A Shares into a smaller number of Class A Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (x) the numerator of which shall be the number of Class A Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (y) the denominator of which shall be the actual number of Class A Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(b)           SDC Inc. distributes any rights, options or warrants to all holders of its Class A Shares to subscribe for or to purchase or to otherwise acquire Class A Shares, or other securities or rights convertible into, exchangeable for or exercisable for Class A Shares (other than Class A Shares issuable pursuant to a Qualified DRIP), at a price per share less than the Value of a Class A Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of Class A Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of Class A Shares purchasable under such Distributed Rights and (ii) the denominator of which shall be the number of Class A Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (1) the numerator of which is the maximum number of Class A Shares purchasable under such Distributed Rights, multiplied by the minimum purchase price per Class A Share under such Distributed Rights and (2) the denominator of which is the Value of a Class A Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution (or, if later, the time the Distributed Rights become exercisable) of the Distributed Rights, to reflect a reduced maximum number of Class A Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(c)           SDC Inc. shall, by dividend or otherwise, distribute to all holders of its Class A Shares evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (a) or (b) above), which evidences of indebtedness or assets relate to assets not received by SDC Inc. or its Subsidiaries pursuant to a pro rata distribution by the Company, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business as of the record date fixed for the determination of stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be such Value of a Class A Share on such record date and (ii) the denominator of which shall be the Value of a Class A Share as of such record date less the then fair market value (as determined by the Manager, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one Class A Share.

Notwithstanding the foregoing, no adjustments to the Adjustment Factor will be made for any class or series of Units to the extent that the Company makes or effects any correlative distribution or payment to all of the Members holding Units of such class or series, or effects any correlative split or reverse split in respect of the Units of such class or series. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event. For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit A attached hereto.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Seventh Amended and Restated Limited Liability Company Agreement of SDC Financial LLC, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Annual Income Tax Liability” means, with respect to a Member, an amount, not less than zero, equal to the product of (i) the excess of (w) the taxable income of the Company, determined without regard to any adjustments pursuant to Sections 734 and 743 of the Code, that is projected, in the good faith belief of the Managing Member, to be allocated pursuant to this Agreement for the Taxable Year to the Units held by such Member on the applicable Company Record Date, over (x) the cumulative net losses, if any, of the Company in any prior Taxable Year allocated to such Member’s Units held on the applicable Company Record Date, but only to the extent not previously applied for purposes of this definition, and (ii) the sum of (y) the highest marginal U.S. federal income tax rate applicable to an individual (including, for the avoidance of doubt, the 3.8% net investment income tax or corresponding portion of self-employment tax) or corporation at the time such Annual Income Tax Liability is calculated and (z) the greater of (A) the most recently-calculated Blended Rate, as such term is defined in the Tax Receivable Agreement and calculated thereunder, provided, however, that if the Blended Rate has not been recalculated for purposes of the Tax Receivable Agreement within one (1) calendar year of the date on which the Annual Income Tax Liability is computed, the Blended Rate shall be recalculated in accordance with the terms set forth in the Tax Receivable Agreement for purposes of this clause (A), and (B) the highest marginal income tax rate, whether individual or corporate, of the State of [Michigan], measured as of the most recent calculation of the Blended Rate as provided in clause (A).

“Appellate Rules” has the meaning set forth in Section 15.12(c)(vi).

“Assignee” means a Person to whom one or more Units have been Transferred but who has not become a Substituted Member, and who has the rights set forth in Section 10.5.

“Associated PC” has the meaning set forth in Section 7.6(a)(i).

“Award” has the meaning set forth in Section 15.12(c)(iv).

“Bankruptcy” means, with respect to any Person, the occurrence of any event specified in Section 18-304 of the Delaware Act with respect to such Person, and the term “Bankrupt” has a meaning correlative to the foregoing.

“Board of Directors” means the Board of Directors of SDC Inc.

“Book Value” means, with respect to any Company property, the Company’s adjusted basis for U.S. federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulations Section 1.704-1(b)(2)(iv)(d)-(g).

“Business Day” means any weekday, excluding any legal holiday observed pursuant to U.S. federal or New York State Law or regulation.

“Capital Account” means the capital account maintained for a Member in accordance with Section 5.1.

“Capital Contribution” means, with respect to any Member, the amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Member (or such Member’s predecessor) contributes (or is deemed to contribute) to the Company pursuant to Article III.

“Capital Share” means a share of any class or series of stock of SDC Inc. now or hereafter authorized, other than a Common Share.

“Cash Amount” means an amount of cash equal to the product of (i) the Value of a Class A Share and (ii) the Class A Shares Amount determined as of the applicable Valuation Date.

“Certificate” means the Certificate of Formation executed and filed in the Office of the Secretary of State of the State of Delaware (and any and all amendments thereto and restatements thereof) on behalf of the Company pursuant to the Delaware Act.

“Chosen Courts” has the meaning set forth in Section 15.12(b).

“Class A Share” has the meaning set forth in the recitals to this Agreement.

“Class A Shares Amount” means a number of Class A Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor; provided, however, that, in the event that SDC Inc. issues to all holders of Class A Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling SDC Inc.’s stockholders to subscribe for or purchase Class A Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the Class A Shares Amount shall also include such Rights that a holder of that number of Class A Shares would be entitled to receive, expressed, where relevant hereunder, as a number of Class A Shares determined by the Manager.

“Class B Share” means a share of Class B Common Stock, par value $0.0001 per share, of SDC Inc.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Share” means a Class A Share or a Class B Share (and shall not include any additional series or class of SDC Inc.’s common stock created after the date of this Agreement).

“Common Unit” means a Unit representing a fractional share of ownership interest in the Company and having the rights and obligations specified with respect to Common Units in this Agreement.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Employee” means an employee of the Company or an employee of a Company Subsidiary, if any.

“Company Record Date” means the record date established by the Manager for the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Members for any other proper purpose, which, in the case of a record date fixed for the determination of Member entitled to receive any distribution, shall (unless otherwise determined by the Manager) generally be the same as the record date established by SDC Inc. for a distribution to its stockholders.

“Competing Business” means (a) any business or Person directly or indirectly engaged in owning, operating, developing, managing or providing administrative, management, marketing or other business services for the remote provision of tooth alignment apparatus or similar businesses, (b) any provider of services identical or substantially similar to the services provided by the Company and its Affiliates or in which the Company and its Affiliates engage, and (c) any business or business opportunity that the Member knows the Company or its Subsidiaries, Affiliates or Associated PCs to be pursuing or considering.

“Confidential Information” has the meaning set forth in Section 15.3(a).

“Consent of the Members” means the consent to, approval of or vote in favor of a proposed action by a Majority in Interest of the Members, which consent, approval or vote shall be obtained before the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by Members in their discretion.

“Controlled Entity” means, as to any Person, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Person or such Person’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Person or such Person’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Person or an Affiliate of such Person is the managing partner and in which such Person or such Person’s Family Members or Affiliates hold partnership interests representing at least twenty-five percent (25%) of such partnership’s capital and profits, and (d) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member and in which such Person or such Person’s Family Members or Affiliates hold membership interests representing at least twenty-five percent (25%) of such limited liability company’s capital and profits.

“Cut-Off Date” means the fifth (5th) Business Day after the Manager’s receipt of a Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) obligations of such Person as lessee under capital leases.

“Declination” has the meaning set forth in Section 11.1(a).

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del.C. §§ 18-101, et seq., as it may be amended from time to time, and any successor thereto.

“Designated Individual” has the meaning set forth in Section 9.4(a).

“Dispute” has the meaning set forth in Section 15.12(c).

“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”

“Distribution” means each distribution made by the Company to the Members with respect to each Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any recapitalization that does not result in the distribution of cash or property to Members, (b) any exchange of securities of the Company, (c) any subdivision (by Unit split or otherwise) of any outstanding Units, (d) any combination (by reverse Unit split or otherwise) of any outstanding Units, or (e) any other payment made by the Company to a Member that is not properly treated as a “distribution” for purposes of Sections 731, 732, or 733 or other applicable provisions of the Code, and the term “Distribute” has a meaning correlative to the foregoing.

“Effective Date” has the meaning set forth in the preamble to this Agreement.

“Equity Plan” means any plan, agreement or other arrangement that provides for the grant or issuance of equity or equity-based awards and that is now in effect or is hereafter adopted by the Company or SDC Inc. for the benefit of any of their respective employees or other service providers (including directors, advisers and consultants), or the employees or other services providers (including directors, advisers and consultants) of any of their respective Affiliates or Subsidiaries.

“Equivalent Units” means, with respect to any class or series of Capital Shares, Units with preferences, conversion and other rights (other than voting rights), restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially the same as (or correspond to) the preferences, conversion and other rights, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of such Capital Shares as appropriate to reflect the relative rights and preferences of such Capital Shares as to the Common Shares and the other classes and series of Capital Shares as such Equivalent Units would have as to Common Units and the other classes and series of Units corresponding to the other classes of Capital Shares, but not as to matters such as voting for members of the Board of Directors that are not applicable to the Company. For the avoidance of doubt, the voting rights, redemption rights and rights to Transfer Equivalent Units need not be similar to the rights of the corresponding class or series of Capital Shares, provided, however, that with respect to redemption rights, the terms of Equivalent Units must be such so that the Company complies with Section 3.7.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value,” with respect to any asset, has the meaning set forth in Section 14.1.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters (whether by blood or by adoption) and inter vivos or testamentary trusts of which only such Person and his spouse, ancestors, descendants (whether by blood or by adoption), brothers and sisters (whether by blood or adoption) are beneficiaries.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Manager and which is permitted or required by Section 706 of the Code.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.2.

“Funding Debt” means any Debt incurred by or on behalf of SDC Inc. for the purpose of providing funds to the Company.

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of (a) or (b) of this definition, including any county, municipal or other local subdivision of the foregoing, or (d) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of (a), (b) or (c) of this definition.

“Holder” means either (a) a Member or (b) an Assignee that owns one or more Units.

“Imputed Underpayment Amount” has the meaning set forth in Section 9.4(e).

“Incapacity” means, (a) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction determining the Member to be incompetent to manage his or her person or his or her estate; (b) as to any Member that is a corporation or limited liability company, the filing of a certificate of dissolution or cancellation, respectively, or the revocation of its charter or other equivalent formation document; (c) as to any Member that is a partnership, the dissolution and commencement of winding up of the partnership; (d) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (e) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Member, the bankruptcy of that Member, and the terms “Incapacitated” and “Incapacitation” have meanings correlative to the foregoing.

“Indemnified Person” has the meaning set forth in Section 7.3(a).

“IPO” has the meaning set forth in the recitals to this Agreement.

“Joinder” means a joinder to this Agreement, in the form attached as Exhibit B hereto.

“Law” means any law, statute, ordinance, rule, regulation, directive, code or order enacted, issued, promulgated, enforced or entered by any Governmental Entity.

“Lead Tendering Party” has the meaning set forth in Section 11.1(g)(iii)(2).

“Liquidating Event” has the meaning set forth in Section 13.1.

“Liquidator” has the meaning set forth in Section 13.2(a).

“Lock-Up Period” means the period commencing on the Effective Date and continuing through the date one hundred eighty (180) days after the date of the final prospectus used in connection with the IPO; provided, however, that the Manager may, by written agreement with a Holder, shorten or lengthen the Lock-Up Period applicable to such Holder, in the sole discretion of the Manager, and without having any obligation to do so for any other Holder.

“Losses” means items of Company loss or deduction determined according to Section 5.1(b).

“Majority in Interest of the Members” means Members (including the Manager) entitled to vote on or consent to any matter holding more than fifty percent (50%) of all outstanding Units held by all Members (including the Manager) entitled to vote on or consent to such matter. Unless otherwise specified, references in this definition to “Units” shall mean Common Units.

“Manager” means SDC Inc. or any successor Manager designated as such pursuant to this Agreement, in each case that has not ceased to be a managing member pursuant to this Agreement.

“Market Price” has the meaning set forth in the definition of “Value.”

“Marks” has the meaning set forth in Section 15.6.

“Member” means, as of any date of determination, each of the members identified and listed on the Register as of such date, including any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XII on or prior to such date, but, in each case, only so long as such Person is shown on the Company’s books and records as the owner of one or more Units, each in its capacity as a member of the Company. The Members holding Common Units shall constitute a single class of members for all purposes of the Delaware Act.

“Minimum Gain” means “partnership minimum gain” determined pursuant to Treasury Regulations Section 1.704-2(d).

“Net Losses” means, with respect to a Fiscal Year, the excess if any, of Losses for such Fiscal Year over Profits for such Fiscal Year (excluding Profits and Losses specially allocated pursuant to Section 5.3 and Section 5.4).

“Net Proceeds” has the meaning set forth in Section 11.1(g)(ii).

“Net Profits” means, with respect to a Fiscal Year, the excess, if any, of Profits for such Fiscal Year over Losses for such Fiscal Year (excluding Profits and Losses specially allocated pursuant to Section 5.3 and Section 5.4).

“New Securities” means (a) any rights, options, warrants or convertible or exchangeable securities that entitle the holder thereof to subscribe for or purchase, convert such securities into or exchange such securities for, Common Shares or Preferred Shares, excluding Preferred Shares and grants under the Equity Plans, or (b) any Debt issued by SDC Inc. that provides any of the rights described in clause (a).

“Non-Manager Member” means each Member other than the Manager.

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit C attached hereto.

“Offered Shares” has the meaning set forth in Section 11.1(g)(i).

“Offering Units” has the meaning set forth in Section 11.1(g)(i).

“Officer” and “Officers” each have the meaning set forth in Section 6.1(b).

“Optionee” means a Person to whom an outstanding stock option has been granted under any Equity Plan.

“Partnership Audit Procedures” means Sections 6221 through 6241 of the Code and any successor statutes thereto or the Treasury Regulations promulgated thereunder.

“Partnership Representative” has the meaning set forth in Section 9.4(a).

“Percentage Interest” means, with respect to each Member, as to any class or series of Units, the fraction, expressed as a percentage, the numerator of which is the aggregate number of

Units of such class or series held by such Member and the denominator of which is the total number of Units of such class or series held by all Members. If not otherwise specified, “Percentage Interest” shall be deemed to refer to Common Units.

“Permitted Lender Transferee” any lender or lenders secured by a Pledge, or agents acting on their behalf, to whom one or more Units are transferred pursuant to the exercise of remedies under a Pledge and any special purpose entities owned and used by such lenders or agents for the purpose of holding any such Units.

“Permitted Transfer” means (i) a Transfer by a Member of one or more Units to any Permitted Transferee and (ii) a Pledge and any Transfer of one or more Units to a Permitted Transferee pursuant to the exercise of remedies under a Pledge.

“Permitted Transferee” means any Member and, with respect to a Member, (i) any Family Member, Controlled Entity or Affiliate of such Member, (ii) a Permitted Lender Transferee, and (iii) any Person, including any Third-Party Pledge Transferee designated by any lender or lenders secured by a Pledge, or agents acting on their behalf, to whom one or more Units are transferred pursuant to the exercise of remedies under a Pledge, whether before or after one or more Permitted Lender Transferees take title to such Units.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Pledge” means a pledge by a Holder of one or more of its Units to one or more banks or lending institutions, or agents acting on their behalf, which are not Affiliates of such Holder, as collateral or security for a bona fide loan or other extension of credit.

“Portfolio Company” has the meaning set forth in Section 7.6(a).

“Pre-IPO Members” means the members of the Company prior to the Effective time.

“Preferred Share” means a share of stock of SDC Inc. now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Shares.

“Preferred Unit” means a Unit representing a fractional share of ownership interest in the Company of a particular class or series that the Manager has authorized pursuant to Section 3.1, 3.2 or 3.3 that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Units.

“Pricing Agreements” has the meaning set forth in Section 11.1(g)(iii)(2).

“Pro rata,” “pro rata portion,” “according to their interests,” “ratably,” “proportionately,” “proportional,” “in proportion to,” “based on the number of Units held,” “based upon the percentage of Units held,” “based upon the number of Units outstanding,” and other terms with similar meanings, when used in the context of a number of Units of a particular class or series relative to other Units of such class or series, means, with respect to such class or series of Units, pro rata based upon the number of Units of such class or series, expressed as a percentage of the total number of outstanding Units of such class or series.

“Profits” means items of Company income and gain determined according to Section 5.1(b).

“Qualified DRIP” means a dividend reinvestment plan of SDC Inc. that permits participants to acquire Class A Shares using the proceeds of dividends paid by SDC Inc.; provided, however, that if such shares are offered at a discount, such discount must (i) be designed to pass along to the stockholders of SDC Inc. the savings enjoyed by SDC Inc. in connection with the avoidance of share issuance costs, and (ii) not exceed 5% of the value of a Class A Share as computed under the terms of such dividend reinvestment plan.

“Qualified Transferee” means an “accredited investor,” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Member, (b) an Additional Member, or (c) an Assignee who is the transferee of one or more of a Member’s Units in a Permitted Transfer, or (d) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of one or more of a Member’s Units in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the Manager.

“Redemption” has the meaning set forth in Section 11.1(a).

“Register” has the meaning set forth in Section 3.1.

“Rights” has the meaning set forth in the definition of “Class A Shares Amount.”

“Rules” has the meaning set forth in Section 15.12(c).

“Regulatory Allocations” has the meaning set forth in Section 5.3(f).

“SDC Inc.” means SmileDirectClub, Inc., a Delaware corporation, together with its successors and permitted assigns.

“SDC LLC” has the meaning set forth in the recitals to this Agreement.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Share Offering Funding” has the meaning set forth in Section 11.1(g)(i).

“Share Offering Funding Amount” has the meaning set forth in Section 11.1(g)(2).

“Single Funding Notice” has the meaning set forth in Section 11.1(g)(i)(1).

“Special Redemption” has the meaning set forth in Section 11.1(a).

“Specified Redemption Date” means a date set by SDC Inc. in accordance with Section 11.1(d)(v); provided, however, that no Specified Redemption Date with respect to any Common Units shall occur during the Lock-Up Period, if any, applicable to such Common Units (except pursuant to a Special Redemption); and provided, further, that if SDC Inc. elects a Share Offering Funding pursuant to Section 11.1(g), such Specified Redemption Date shall be deferred until the next Business Day following the date of the closing of the Share Offering Funding.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person (either directly or through or together with another direct or indirect Subsidiary of such Person) (i) owns a majority of the equity interests having ordinary voting power for the election of directors or trustees or other governing body or (ii) otherwise controls the management, including through a Person’s status as general partner, manager or managing member of the entity.

“Substituted Member” means a Person who is admitted as a Member of the Company pursuant to Section 10.4.

“Surviving Company” has the meaning set forth in Section 10.7(b).

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated as of September [•], 2019, among SDC Inc., the Company, and each of the Members.

“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.2.

“Tendered Units” has the meaning set forth in Section 11.1(a).

“Tendering Party” has the meaning set forth in Section 11.1(a).

“Tennessee Act” means the Tennessee Revised Limited Liability Company Act, 48 Tenn.C. §§ 249-101, et seq., as it may be amended from time to time, and any successor thereto.

“Termination Transaction” means (a) a merger, consolidation or other combination involving SDC Inc., on the one hand, and any other Person, on the other hand, (b) a sale, lease, exchange or other transfer of all or substantially all of the assets of SDC Inc. not in the ordinary course of its business, whether in a single transaction or a series of related transactions, (c) a reclassification, recapitalization or change of the outstanding Class A Shares (other than a change in par value, or from par value to no par value, or as a result of a stock split, stock dividend or similar subdivision), (d) the adoption of any plan of liquidation or dissolution of SDC Inc., or (e) a Transfer of any of SDC Inc.’s Units, other than (i) a Transfer to the Company or (ii) a Transfer effected in accordance with Section 10.2(b).

“Third-Party Pledge Transferee” means a Qualified Transferee, other than a Permitted Lender Transferee, that acquires one or more Units pursuant to the exercise of remedies by Permitted Lender Transferees under a Pledge and that agrees to be bound by the terms and conditions of this Agreement.

“Transaction Consideration” has the meaning set forth in Section 10.7(a).

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of Law; provided, however, that when the term is used in Article X, “Transfer” does not include (a) any Redemption of Common Units by the Company, or acquisition of Tendered Units by SDC Inc., pursuant to Section 11.1 or (b) any redemption of Units pursuant to any Unit Designation, and the terms “Transferred” and “Transferring” have meanings correlative to the foregoing.

“Treasury Regulations” means the tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Unit” means a fractional share of ownership interest in the Company held by a Member, including any and all rights to which the Member holding such Units may be entitled as provided in this Agreement and the Delaware Act, together with all obligations of such Member to comply with the terms and provisions of this Agreement and the Delaware Act. There may be one or more classes or series of Units, including Common Units, Preferred Units or other Units.

“Unit Designation” has the meaning set forth in Section 3.2(a).

“Valuation Date” means the date of receipt by the Manager of a Notice of Redemption pursuant to Section 11.1, or such other date as specified herein, or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any Valuation Date with respect to a Class A Share, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the Valuation Date (except that, in lieu of such average of daily market prices, for purposes of Section 3.4 (i) in the case of an exercise of a share option under any Equity Plan, the Market Price for the trading day immediately preceding the date of exercise shall be used, and (ii) in the case of delivery of Class A Shares pursuant to restricted share units or other equity compensation plans, the Market Price on the date of such delivery shall be used). The term “Market Price” on any date means, with respect to any Class A Shares, the last sale price for such Class A Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Class A Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ Global Select Market or, if such Class A Shares are not listed or admitted to trading on the NASDAQ Global Select Market, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Class A Shares are listed or admitted to trading or, if such Class A Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Class A Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Class A Shares selected by the Manager or, in the event that no trading price is available for such Class A Shares, the fair market value of the Class A Shares, as determined by SDC Inc. (whose determination shall be conclusive). In the event that the Class A Shares Amount includes Rights

(as defined in the definition of “Class A Shares Amount”) that a holder of Class A Shares would be entitled to receive, then the Value of such Rights shall be determined by the Manager acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

“Withdrawing Member” has the meaning set forth in Section 11.1(g)(iii)(3).

ARTICLE II

ORGANIZATIONAL MATTERS

Section 2.1                                    Formation and Conversion of Company. The Company was formed as a Tennessee limited liability company on January 31, 2018 pursuant to the provisions of the Tennessee Act. The Company was converted to a Delaware limited liability company on September [•], 2019 pursuant to the provisions of the Tennessee Act and the Delaware Act by the filing of a Certificate of Conversion with the Secretary of State of the State of Tennessee and the filing of a Certificate of Conversion and the Certificate with the Secretary of State of the State of Delaware.

Section 2.2                                    Seventh Amended and Restated Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of providing for the governance of the Company and its affairs and the conduct of its business in accordance with the provisions of the Delaware Act. The Members hereby agree that, during the term of the Company set forth in Section 2.7, the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Delaware Act; provided, that no provision of this Agreement shall be in violation of the Delaware Act, and, to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of any other provision of this Agreement; provided, however, that where the Delaware Act provides that a provision of the Delaware Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect, the provisions of this Agreement shall in each instance control. On any matter upon which this Agreement is silent, the Delaware Act shall control. For the avoidance of doubt, the vote or approval required under this Agreement for any action taken by the Company shall govern and supersede any default voting standard set forth in the Delaware Act, including, without limitation, any default voting standard that requires unanimous consent of the Members.

Section 2.3                                    Name. The name of the Company is “SDC Financial LLC.” The Manager may change the name of the Company at any time and from time to time, in accordance with applicable law. Notification of any such change shall be given to all of the Members. The Company’s business may be conducted under its name or any other name or names deemed advisable by the Manager.

Section 2.4                                    Principal Place of Business; Other Places of Business. The address of the principal office of the Company is 414 Union Street, Nashville, Davidson County, Tennessee and may be moved to another location within or outside the State of Delaware as the Manager may designate from time to time. The Company may have such other offices within or outside the State of Delaware as the Manager may designate from time to time.

Section 2.5                                    Registered Office and Resident Agent. So long as required by the Delaware Act, the Company shall continuously maintain a registered office and a designated and duly qualified agent for service of process on the Company in the State of Delaware. The registered office of the Company and the name of the resident agent are as stated in the Certificate and may be changed by the Manager in accordance with the requirements of the Delaware Act.

Section 2.6                                    Purpose; Powers. The nature of the business or purposes to be conducted or promoted by the Company is to engage in such activities as are permitted under applicable Law (including the Delaware Act) and determined from time to time by the Manager in accordance with the terms and conditions of this Agreement. Subject to the limitations set forth in this Agreement, the Company shall possess, and may exercise, all of the powers and privileges granted to it by the Delaware Act, by any other applicable Law or by this Agreement, together with all powers incidental thereto, so far as those powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Company.

Section 2.7                                    Term. The term of the Company began on the date the Certificate was filed with the Secretary of State of the State of Delaware and the Company shall continue in existence until the dissolution of the Company pursuant to this Agreement and the Delaware Act. Notwithstanding the dissolution of the Company, the existence of the Company shall continue until termination pursuant to this Agreement or as otherwise provided in the Delaware Act.

Section 2.8                                    No State Law Partnership. The Members do not intend for the Company to be a partnership (including a limited partnership) or joint venture under any state Law, and no Member or Manager shall be a partner or joint venturer of any other Member by reason of this Agreement for any purposes, other than under applicable federal and state tax Laws, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. Each Member hereby acknowledges and agrees that, except as expressly provided herein, in performing its obligations or exercising its rights hereunder, it is acting independently and is not acting in concert with, on behalf of, as agent for, or as joint venturer or partner of, any other Member. Other than in respect of the Company, nothing contained in this Agreement shall be construed as creating a corporation, association, joint stock company, business trust, or organized group of persons, whether incorporated or not, among or involving any Member or any of their respective Affiliates, and nothing in this Agreement shall be construed as creating or requiring any continuing relationship or commitment as between such parties other than as specifically set forth herein. Notwithstanding the foregoing or anything in this Agreement to the contrary, the Members intend that the Company shall be treated as a partnership for U.S. federal, state and local tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Section 2.9                                    Certificates; Filings. The Manager may execute and file any duly authorized amendments to the Certificate from time to time in a form prescribed by the Delaware

Act. The Manager shall also cause to be made, on behalf of the Company, such additional filings and recordings as the Manager shall deem necessary or advisable. If requested by the Manager, the Members shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the Manager to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited liability company under the Laws of the State of Delaware, (b) if the Manager deems it advisable, the operation of the Company as a limited liability company in all jurisdictions where the Company proposes to operate, and (c) all other filings required to be made by the Company.

Section 2.10                             Investment Representations of Members. Each Member hereby represents, warrants and acknowledges to the Company that: (a) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and is making an informed investment decision with respect thereto; (b) such Member is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; and (c) the execution, delivery and performance of this Agreement have been duly authorized by such Member.

ARTICLE III

CAPITALIZATION

Section 3.1                                    Capital Contributions. The Members as of the Effective Date (or their predecessors in interest) have heretofore made Capital Contributions to the Company. Except as provided by Law or in Section 3.2, 3.3 or 9.5, the Members shall have no obligation or, except with the prior written consent of the Manager, right to make any other Capital Contributions or any loans to the Company. The Manager shall cause to be maintained in the principal business office of the Company, or such other place as may be determined by the Manager, the books and records of the Company, which shall include, among other things, a register containing the name, address, and number and class of Units of each Member, and such other information as the Manager may deem necessary or desirable (the “Register”). The Register shall not be deemed part of this Agreement. The Manager shall from time to time update the Register as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Units. Any reference in this Agreement to the Register shall be deemed a reference to the Register as in effect from time to time. Subject to the terms of this Agreement, the Manager may take any action authorized hereunder in respect of the Register without any need to obtain the consent of any Non-Manager Member. No action of any Non-Manager Member shall be required to amend or update the Register. Except as required by Law, no Non-Manager Member shall be entitled to receive a copy of the information set forth in the Register relating to any Member other than itself.

Section 3.2                                    Issuances of Additional Units. Subject to the rights of any Holder set forth in a Unit Designation:

(a)                                 General. Initially, all Units shall be designated as “Common Units.” As of the Effective Date, all interests in the Company were converted into Common Units. Common

Units may be held by any Member. Except as expressly provided herein, Common Units shall entitle the Holders thereof to equal rights under this Agreement. The Members and the number of Common Units held by each Member as of the effectiveness of this Agreement is set forth in the Register. The Manager is hereby authorized to cause the Company to issue additional Units, for any Company purpose, at any time or from time to time, to the Members (including the Manager) or to other Persons, and to admit such Persons as Additional Members, for such consideration and on such terms and conditions as shall be established by the Manager, all without the approval of any Non-Manager Member or any other Person. Without limiting the foregoing, the Manager is expressly authorized to cause the Company to issue Units (i) upon the conversion, redemption or exchange of any Debt, Units, or other securities issued by the Company, (ii) for less than fair market value, (iii) for no consideration, (iv) in connection with any merger of any other Person into the Company, or (v) upon the contribution of property or assets to the Company. Any additional Units may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers, restrictions, rights to distributions, qualifications and terms and conditions of redemption (including rights that may be senior or otherwise entitled to preference over existing Units) as shall be determined by the Manager, without the approval of any Non-Manager Member or any other Person, and set forth in a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Unit Designation”). Except to the extent specifically set forth in any Unit Designation, a Unit of any class or series other than a Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Units, the Manager shall amend the Register and the books and records of the Company as appropriate to reflect such issuance.

(b)                                 Issuances to SDC Inc. No additional Units shall be issued to SDC Inc. unless (i) the additional Units are issued to all Members holding Common Units in proportion to their respective Percentage Interests in the Common Units, (ii) (a) the additional Units are (x) Common Units issued in connection with an issuance of Class A Shares or (y) Equivalent Units (other than Common Units) issued in connection with an issuance of Preferred Shares, New Securities or other interests in SDC Inc. (other than Common Shares), and (b) SDC Inc. contributes to the Company the cash proceeds or other consideration received in connection with the issuance of such Common Shares, Preferred Shares, New Securities or other interests in SDC Inc., or (iii) the additional Units are issued upon the conversion, redemption or exchange of Debt, Units or other securities issued by the Company.

(c)                                  No Preemptive Rights. Except as expressly provided in this Agreement or in any Unit Designation, no Person, including any Holder, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Units.

Section 3.3                                    Additional Funds and Capital Contributions.

(a)                                 General. The Manager may, at any time and from time to time, determine that the Company requires additional funds (“Additional Funds”) for the acquisition or development of additional assets, for the redemption of Units or for such other purposes as the Manager may determine. Additional Funds may be obtained by the Company, at the election of the Manager, in any manner provided in, and in accordance with, the terms of this Section 3.3 without the approval of any Non-Manager Member or any other Person.

(b)                                 Additional Capital Contributions. The Manager, on behalf of the Company, may obtain any Additional Funds by accepting Capital Contributions from any Members or other Persons. In connection with any such Capital Contribution (of cash or property), the Manager is hereby authorized to cause the Company from time to time to issue additional Units (as set forth in Section 3.2) in consideration therefor and the Percentage Interests of the Manager and the Members shall be adjusted to reflect the issuance of such additional Units.

(c)                                  Loans by Third Parties. The Manager, on behalf of the Company, may obtain any Additional Funds by causing the Company to incur Debt to any Person (other than, except as contemplated in Section 3.3(d), SDC Inc.) upon such terms as the Manager determines appropriate, including making such Debt convertible, redeemable or exchangeable for Units; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of such Debt (unless such Member otherwise agrees).

(d)                                 SDC Inc. Loans. The Manager, on behalf of the Company, may obtain any Additional Funds by causing the Company to incur Debt with SDC Inc. if (i) such Debt is, to the extent permitted by Law, on substantially the same terms and conditions (including interest rate, repayment schedule, and conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by SDC Inc., the net proceeds of which are loaned to the Company to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Company than would be available to the Company from any third party; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of such Debt (unless such Member otherwise agrees).

(e)                                  Issuance of Securities by SDC Inc. SDC Inc. shall not issue any additional Common Shares, Preferred Shares or New Securities unless SDC Inc. contributes the cash proceeds or other consideration received from the issuance of such additional Common Shares, Preferred Shares or New Securities (as the case may be) and from the exercise of the rights contained in any such additional New Securities to the Company in exchange for (i) in the case of an issuance of Class A Shares, Common Units and (ii) in the case of an issuance of Preferred Shares or New Securities, Equivalent Units; provided, however, that notwithstanding the foregoing, SDC Inc. may issue Common Shares, Preferred Shares or New Securities (1) pursuant to Section 3.4 or 11.1(b), (2) pursuant to a dividend or distribution (including any stock split) of Common Shares, Preferred Shares or New Securities to all of the holders of Common Shares, Preferred Shares or New Securities (as the case may be), (3) upon a conversion, redemption or exchange of Preferred Shares, (4) upon a conversion, redemption, exchange or exercise of New Securities, or (5) in connection with an acquisition of Units or a property or other asset to be owned, directly or indirectly, by SDC Inc. In the event of any issuance of additional Common Shares, Preferred Shares or New Securities by SDC Inc., and the contribution to the Company, by SDC Inc., of the cash proceeds or other consideration received from such issuance, the Company shall pay SDC Inc.’s expenses associated with such issuance, including any underwriting discounts or commissions. In the event that SDC Inc. issues any additional Common Shares, Preferred Shares or New Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Company, the Company is authorized to issue to SDC Inc. (x) a number and type of Common Units equal to the number and type of Common Shares so issued, divided by the Adjustment Factor then in effect or (y) a number of Equivalent Units that correspond to the class or series of Preferred Shares or New Securities so issued, in either case, in accordance with this Section 3.3(e) without any further act, approval or vote of any Member or any other Persons.

Section 3.4                                    Equity Plans.

(a)                                 Stock Options Granted to Persons other than Company Employees. If at any time or from time to time, in connection with any Equity Plan, an option to purchase Class A Shares granted to a Person other than a Company Employee is duly exercised, the following events will be deemed to have occurred:

(i)                                     SDC Inc. shall, as soon as practicable after such exercise, make a Capital Contribution to the Company in an amount equal to the exercise price paid to SDC Inc. by such exercising party in connection with the exercise of such stock option.

(ii)                                  Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 3.4(a)(i), SDC Inc. shall be deemed to have contributed to the Company as a Capital Contribution an amount equal to the Value of a Class A Share as of the date of exercise multiplied by the number of Class A Shares then being issued in connection with the exercise of such stock option. In exchange for such Capital Contribution, the Company shall issue a number of Common Units to SDC Inc. equal to the quotient of (x) the number of Class A Shares issued in connection with the exercise of such stock option, divided by (y) the Adjustment Factor then in effect.

(b)                                 Stock Options Granted to Company Employees. If at any time or from time to time, in connection with any Equity Plan, an option to purchase Class A Shares granted to a Company Employee is duly exercised, the following events will be deemed to have occurred:

(i)                                     SDC Inc. shall sell to the Company, and the Company shall purchase from SDC Inc., the number of Class A Shares as to which such stock option is being exercised. The purchase price per Class A Share for such sale of Class A Shares to the Company shall be the Value of a Class A Share as of the date of exercise of such stock option.

(ii)                                  The Company shall sell to the Optionee (or if the Optionee is an employee or other service provider of a Company Subsidiary, the Company shall sell to such Company Subsidiary, which in turn shall sell to the Optionee), for a cash price per share equal to the Value of a Class A Share as of the date of exercise, the number of Class A Shares equal to (x) the exercise price paid to SDC Inc. by the exercising party in connection with the exercise of such stock option divided by (y) the Value of a Class A Share at the time of such exercise.

(iii)                               The Company shall transfer to the Optionee (or if the Optionee is an employee or other service provider of a Company Subsidiary, the Company shall transfer to such Company Subsidiary, which in turn shall transfer to the Optionee) at no additional cost, as additional compensation, the number of Class A Shares equal to the number of Class A Shares described in Section 3.4(b)(i) less the number of Class A Shares described in Section 3.4(b)(ii).

(iv)                              SDC Inc. shall, as soon as practicable after such exercise, make a Capital Contribution to the Company of an amount equal to all proceeds received (from whatever source, but excluding any payment in respect of payroll taxes or other withholdings) by SDC Inc. in connection with the exercise of such stock option. In exchange for such Capital Contribution, the Company shall issue a number of Common Units to SDC Inc. equal to the quotient of (x) the number of Class A Shares issued in connection with the exercise of such stock option, divided by (y) the Adjustment Factor then in effect.

(c)                                  Other Class A Shares Issued to Company Employees Under Equity Plans. If at any time or from time to time, in connection with any Equity Plan (other than in respect of the exercise of a stock option), any Class A Shares are issued to a Company Employee (including any Class A Shares that are subject to forfeiture in the event specified vesting conditions are not achieved and any Class A Shares issued in settlement of a restricted stock unit or similar award) in consideration for services performed for the Company or a Company Subsidiary:

(i)                                     SDC Inc. shall issue such number of Class A Shares as are to be issued to the Company Employee in accordance with the Equity Plan.

(ii)                                  The following events will be deemed to have occurred: (w) SDC Inc. shall be deemed to have sold such shares to the Company (or if the Company Employee is an employee or other service provider of a Company Subsidiary, to such Company Subsidiary) for a purchase price equal to the Value of such shares, (x) the Company (or such Company Subsidiary) shall be deemed to have delivered the shares to the Company Employee, (y) SDC Inc. shall be deemed to have contributed the purchase price to the Company as a Capital Contribution, and (z) in the case where the Company Employee is an employee of a Company Subsidiary, the Company shall be deemed to have contributed such amount to the capital of the Company Subsidiary.

(iii)                               The Company shall issue to SDC Inc. a number of Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect in consideration for the deemed Capital Contribution described in Section 3.4(c)(ii)(y).

(d)                                 Other Class A Shares Issued to Persons other than Company Employees Under Equity Plans. If at any time or from time to time, in connection with any Equity Plan (other than in respect of the exercise of a stock option), any Class A Shares are issued to a Person other than a Company Employee (including any Class A Shares that are subject to forfeiture in the event specified vesting conditions are not achieved and any Class A Shares issued in settlement of a restricted stock unit or similar award) in consideration for services performed for SDC Inc., the Company or a Company Subsidiary:

(i)                                     SDC Inc. shall issue such number of Class A Shares as are to be issued to such Person in accordance with the Equity Plan.

(ii)                                  SDC Inc. shall be deemed to have contributed the Value of such Class A Shares to the Company as a Capital Contribution, and the Company shall issue to SDC Inc. a number of newly issued Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect.

(e)                                  Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain SDC Inc. from adopting, modifying or terminating stock incentive plans for the benefit of employees or directors of or other service providers to SDC Inc., the Company or any of their Affiliates. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by SDC Inc., the Manager shall have the power, without the Consent of the Members, to amend this Section 3.4 without any need to obtain the consent of any other Member.

(f)                                   Issuance of Common Units. The Company is expressly authorized to issue Common Units in the numbers specified in this Section 3.4 without any further act, approval or vote of any Member or any other Persons.

Section 3.5                                    Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received by SDC Inc. in respect of any stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by SDC Inc. to effect open market purchases of Class A Shares, or (b) if SDC Inc. elects instead to issue new Class A Shares with respect to such amounts, shall be contributed by SDC Inc. to the Company in exchange for additional Common Units. Upon such contribution, the Company will issue to SDC Inc. a number of Common Units equal to the number of newly issued Class A Shares divided by the Adjustment Factor then in effect.

Section 3.6                                    No Interest; No Return. No Member shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account. Except as provided herein or by Law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

Section 3.7                                    Conversion or Redemption of Preferred Shares and Common Shares.

(a)                                 Conversion of Preferred Shares. If, at any time, any Preferred Shares are converted into Common Shares, in whole or in part, then an equal number of Equivalent Units held by SDC Inc. that correspond to the class or series of Preferred Shares so converted shall automatically be converted or exchanged into a number of Common Units equal to the quotient of (i) the number of Common Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect.

(b)                                 Redemption of Preferred Shares. If, at any time, any Preferred Shares are redeemed, repurchased or otherwise acquired (whether by exercise of a put or call, automatically or by means of another arrangement) by SDC Inc. for cash, then, immediately prior to such redemption, repurchase or acquisition of Preferred Shares, the Company shall purchase an equal number of Equivalent Units held by SDC Inc. that correspond to the class or series of Preferred

Shares so redeemed, repurchased or acquired upon the same terms and for the same price per Equivalent Unit, as such Preferred Shares are redeemed, repurchased or acquired.

(c)                                  Redemption, Repurchase or Forfeiture of Common Shares. If, at any time, any Common Shares are redeemed, repurchased or otherwise acquired by SDC Inc. (whether upon forfeiture of any award granted under any Equity Plan, automatically or by means of another arrangement), then, immediately prior to such redemption, repurchase or acquisition of Common Shares, the Company shall redeem a number of Common Units held by SDC Inc. equal to the quotient of (i) the number of Common Shares so redeemed, repurchased or acquired, divided by (ii) the Adjustment Factor then in effect, such redemption, repurchase or acquisition to be upon the same terms and for the same price per Common Unit (after giving effect to application of the Adjustment Factor) as such Common Shares are redeemed, repurchased or acquired.

Section 3.8                                    Other Contribution Provisions. In the event that any Member is admitted to the Company and is given a Capital Account in exchange for services rendered to the Company, such transaction shall be treated by the Company and the affected Member as if the Company had compensated such Member in cash and such Member had contributed the cash to the capital of the Company in accordance with the principles promulgated in proposed Treasury Regulations Section 1.704-1. In addition, with the consent of the Manager, one or more Members (including the Manager) may enter into contribution agreements with the Company which have the effect of providing a guarantee of certain obligations of the Company.

ARTICLE IV

DISTRIBUTIONS

Section 4.1                                    Requirement and Characterization of Distributions. From time to time, as determined by the Manager, the Manager shall cause the Company to pay distributions, in such amounts as the Manager may determine, to the Holders of Common Units pro rata in accordance with their respective Percentage Interests as of the close of business on the applicable Company Record Date. Distributions payable with respect to any Units that were not outstanding during the entire period in respect of which any distribution is made (other than any Units issued to a Member in connection with the issuance of Common Shares or Capital Shares by SDC Inc.) shall be prorated based on the portion of the period that such Units were outstanding.

Section 4.2                                    Tax Distributions. Notwithstanding any provision in this Agreement to the contrary, the Company shall use commercially reasonable efforts to make distributions to each Member, pro rata in accordance with Members’ respective Percentage Interests of Units on the applicable Company Record Date, in an amount equal to (i) an amount that is at least sufficient for each Member to pay the Annual Income Tax Liability attributable to such Member with respect to the portion of the applicable Taxable Year that has elapsed as of the date of such distribution minus (ii) the sum of all distributions previously made pursuant to this Section 4.2 with respect to the Units held by such Member as of the applicable Company Record Date with respect to such Taxable Year. All distributions made to Members pursuant to this Section 4.2 shall be treated as advance distributions and shall be taken into account in determining the amount subsequently distributed to Members under Section 4.1. The amounts distributable pursuant to this Section 4.2 shall be calculated and distributed (a) quarterly, on an estimated basis, with respect to the portion of the Taxable Year through the end of such quarterly period, at least five (5) days prior to the date on which U.S. federal corporate estimated tax payments are due for such quarter, or (b) with respect to each Taxable Year, as soon as reasonably practicable after the end of such Taxable Year (or as soon as reasonably practicable after any event that subsequently adjusts the taxable income of such Taxable Year), provided, however, that the Company shall use commercially reasonable efforts to make any distribution pursuant to this Section 4.2 with respect to a particular quarter on a date that is at least three (3) business days prior to the Specified Redemption Date for such quarter, if applicable.

Section 4.3                                    Distributions in Kind. No Holder may demand to receive property other than cash as provided in this Agreement. The Manager may cause the Company to make a distribution in kind of Company assets or Units to the Holders, and such assets or Units shall be distributed in such a fashion as to ensure that the fair market value (as determined by the Manager, whose determination shall be conclusive) is distributed and allocated in accordance with Articles IV, V and IX.

Section 4.4                                    Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state or local tax Law and Section 9.5 with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 4.1, except as provided in Section 9.5.

Section 4.5                                    Distributions upon Liquidation. Notwithstanding the other provisions of this Article IV, upon the occurrence of a Liquidating Event, the assets of the Company shall be distributed to the holders of Units in accordance with Section 13.2 and Section 13.3.

Section 4.6                                    Revisions to Reflect Additional Units. In the event that the Company issues additional Units pursuant to the provisions of Article III, the Manager is hereby authorized to make such revisions to this Article IV and to Article V as it determines are necessary or desirable to reflect the issuance of such additional Units, including making preferential distributions to certain classes of Units.

Section 4.7                                    Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Manager, on behalf of the Company, shall make a distribution to any Holder if such distribution would violate the Delaware Act or other applicable Law.

Section 4.8                                    Calculation of Distributions. In calculating all distributions payable to any holders of Units, the Manager shall round the amount per unit to the nearest whole cent ($0.01), with one-half cent rounded upward.

ARTICLE V

CAPITAL ACCOUNTS; ALLOCATIONS

Section 5.1                                    Capital Accounts.

(a)                                 The Company shall maintain a separate Capital Account for each Member according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). For this purpose, the Company may (as determined by the Manager), upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulations and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property.

(b)                                 For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to this Article V and to be reflected in the Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:

(i)                                     The computation of all items of income, gain, loss and deduction shall include those items described in Section 705(a)(l)(B) or Section 705(a)(2)(B) of the Code and Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes.

(ii)                                  If the Book Value of any Company property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii)                               Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv)                              Items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g).

(v)                                 To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 732(d), 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

Section 5.2                                    Allocations. Except as otherwise provided in Section 5.3 and Section 5.4, Net Profits and Net Losses for any Fiscal Year or Fiscal Period shall be allocated among the Capital Accounts of the Members pro rata in accordance with their respective Percentage Interests.

Section 5.3                                    Regulatory Allocations.

(a)                                 Losses attributable to partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulations Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Members in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(i)(4). This Section 5.3(a) is intended to be a partner nonrecourse debt minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(i), and shall be interpreted in a manner consistent therewith.

(b)                                 Nonrecourse deductions (as determined according to Treasury Regulations Section 1.704-2(b)(1)) for any Taxable Year shall be allocated pro rata among the Members in accordance with their Percentage Interests. Except as otherwise provided in Section 5.3(a), if there is a net decrease in the Minimum Gain during any Taxable Year, each Member shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulations Section 1.704- 2(f). This Section 5.3(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c)                                  If any Member that unexpectedly receives an adjustment, allocation or Distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of Sections 5.3(a) and 5.3(b) but before the application of any other provision of this Article V, then Profits for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.3(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent therewith.

(d)                                 If the allocation of Net Losses to a Member as provided in Section 5.2 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Net Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to this Section 5.3(d).

(e)                                  Profits and Losses described in Section 5.1(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(j), (k) and (m).

(f)                                   The allocations set forth in Sections 5.3(a) through and including 5.3(e) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Section 1.704-1(b) and Section 1.704-2 and shall be interpreted in a manner consistent therewith. The Manager may modify the manner in which Capital Accounts are computed if the Manager determines such modification is necessary to comply with the Regulatory Allocations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In addition, if in any Taxable Year there is a decrease in Minimum Gain, or in partner nonrecourse debt minimum gain, and application of the minimum gain chargeback requirements set forth in Section 5.3(a) or 5.3(b) would cause a distortion in the economic arrangement among the Members, the Manager may, if it is not reasonably expected that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

Section 5.4                                    Final Allocations. Notwithstanding any contrary provision in this Agreement except Section 5.3, the Manager shall make appropriate adjustments to allocations of Profits and Losses to (or, if necessary, allocate items of gross income, gain, loss or deduction of the Company among) the Members upon the liquidation of the Company (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)), the transfer of substantially all the Units (whether by sale or exchange or merger) or sale of all or substantially all the assets of the Company, such that, to the maximum extent possible, the Capital Accounts of the Members are proportionate to their Percentage Interests. In each case, such adjustments or allocations shall occur, to the maximum extent possible, in the Taxable Year of the event requiring such adjustments or allocations.

Section 5.5                                    Tax Allocations.

(a)                                 Except as otherwise provided in this Section 5.5, for U.S. federal, state and local income tax purposes, each Company item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 5.2, 5.3 and 5.4.

(b)                                 Notwithstanding Section 5.5(a), each Company item of income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Section 704(c) of the Code so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its Book Value using the traditional method set forth in Treasury Regulations Section 1.704-3(b).

(c)                                  If the Book Value of any Company asset is adjusted pursuant to Section 5.1(b), including adjustments to the Book Value of any Company asset in connection with the execution of this Agreement, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Book Value using the traditional method set forth in Treasury Regulations Section 1.704-3(b).

(d)                                 Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members as determined by the Manager, taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(e)                                  For purposes of determining a Member’s share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulations Section 1.752-3(a)(3), each Member’s interest in income and gain shall be determined pursuant to any proper method, as reasonably determined by the Manager in compliance with Treasury Regulations Section 1.752-3(a)(3).

(f)                                   Allocations pursuant to this Section 5.5 are solely for purposes of U.S. federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other Company items pursuant to any provision of this Agreement.

ARTICLE VI

MANAGEMENT

Section 6.1                                    Authority of Manager.

(a)                                 Except for situations in which the approval of one or more Non-Manager Members is specifically required by this Agreement, the Manager shall have full, exclusive and complete discretion to manage and control the business and affairs of the Company, to make all decisions affecting the business and affairs of the Company and to do, or cause to be done, any and all acts at the expense of the Company, as it deems necessary or appropriate to accomplish the purposes, conduct the business and direct the affairs of the Company. The Manager shall have the power and authority to bind the Company. The Manager may expressly delegate in writing to any other Person the power and authority to bind the Company. No such delegation shall cause the Manager to cease to be a Member or the Manager of the Company. The Manager shall be an agent of the Company, and the actions of the Manager taken in such capacity and in accordance with this Agreement shall bind the Company. The Manager shall at all times be a Member. The Members hereby consent to the exercise by the Manager, except as otherwise expressly provided for in this Agreement and subject to the other provisions of this Agreement, of all such powers and rights conferred on the Members by the Delaware Act with respect to the management and control of the Company. Except as otherwise required by Law or as specifically set forth in this Agreement, the Non-Manager Members shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company. For the avoidance of doubt, no Non-Manager Member shall be agent of the Company solely by virtue of being a Non-Manager Member, and no Non-Manager Member shall have the authority to act for the Company solely by virtue of being a Non-Manager Member. Any Non-Manager Member who takes any action or binds the Company in its capacity as a Member in violation of this Section 6.1 shall be solely responsible for any loss and expense incurred by the Company as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to the loss or expense. The transaction of any such business by or on behalf of the Manager, in its capacity as such, shall not affect, impair or eliminate the limitation on the liability of the Members under this Agreement. For the avoidance of doubt, the vote or approval required under this Agreement for any action taken by the Company shall govern and supersede any default voting standard set forth in the Delaware Act, including, without limitation, any default voting standard that requires unanimous consent of the Members.

(b)                                 The Manager on behalf of the Company may, from time to time, employ and retain individuals as may be necessary or appropriate for the conduct of the Company’s business, including employees, agents and other Persons (any of whom may be a Member) and any of whom may be designated as officers of the Company (each, an “Officer” and collectively, the “Officers”), with such titles as and to the extent authorized by the Manager. Officers need not be Members or residents of the State of Delaware. Each Officer shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Manager. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause at any time by the Manager. Any one Person may hold more than one office. Subject to the other provisions in this Agreement, the salaries or other compensation, if any, of the employees, agents or Officers of the Company shall be fixed from time to time by the Manager. The employees, agents or Officers shall have the responsibility to carry on the Company’s business and affairs on a day-to-day basis and those other duties, authorities and responsibilities that the Manager may, from time to time, delegate. The existing Officers of the Company as of the Effective Time shall remain in their respective positions and shall be deemed to have been appointed by the Manager.

(c)                                  The Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization, conversion or other combination of the Company with or into another entity.

(d)                                 Only the Manager may commence a voluntary case on behalf of, or an involuntary case against, the Company under a chapter of Title 11 U.S.C. by the filing of a “petition” (as defined in 11 U.S.C. 101(42)) with the U.S. Bankruptcy Court. Any such petition filed by any other Member, to the fullest extent permitted by applicable Law, shall be deemed an unauthorized and bad faith filing and all parties to this Agreement shall use their best efforts to cause such petition to be dismissed.

Section 6.2                                    Transactions Between Company and Manager or Officers. The Manager may cause the Company to contract and deal with the Manager, any Affiliate of the Manager, any director (or equivalent), officer or employee of the Manager or any Officer, on such terms and for such compensation as the Manager may determine. Persons retained, engaged or employed by the Company may also be engaged, retained or employed by and act on behalf of the Manager or any of its Affiliates.

Section 6.3                                    Rights to Engage in Other Business. Subject to Section 7.6, any director (or equivalent), officer, employee or agent of the Manager or the Company may acquire, own, hold and dispose of Units, for his or her individual account, and may exercise all rights of a Member to the same extent and in the same manner as if he or she were not a director (or equivalent), officer, employee or agent of the Manager or the Company. Any such director (or equivalent), officer, employee or agent may be interested as a director (or equivalent), officer, trustee, stockholder, owner, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in, (a) any Person who may be engaged to render advice or services to the Company, and may receive compensation from such Person as well as compensation as a director (or equivalent), officer, employee or agent of, or otherwise from, the Manager or the Company or (b) any Person to whom the Company may be engaged to render advice or services, and may receive compensation from such Person as well as compensation as a director (or equivalent), officer, employee or agent of, or otherwise from, the Manager or the Company. Any director (or equivalent), officer, employee or agent of the Manager or the Company may buy or sell property or services from or to the Company. Subject to Section 7.6, none of the foregoing positions, ownership interests or activities shall be deemed to conflict with his or her duties and powers as a director (or equivalent), officer, employee or agent of the Manager or the Company, as the case may be. For the avoidance of doubt, this Section 6.3 is not intended to supersede or modify the express terms of any written agreement between or among any director (or equivalent), officer, employee or agent of the Manager or the Company, on the one hand, and the Manager or the Company, on the other hand.

Section 6.4                                    Reimbursement for Expenses. The Company shall be liable for, and shall reimburse the Manager on a monthly basis, or such other basis as the Manager may determine, for all sums expended in connection with the Company’s business, including (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Company, (ii) compensation of officers and employees of the Manager, if any, including payments under future compensation plans of the Manager and the Company that may provide for stock units, or phantom stock, pursuant to which employees of the Manager or the Company will receive payments based upon dividends on or the value of Class A Shares, (iii) costs of indemnifying directors, officers, employees or agents of the Manager (including advancement of expenses), in their respective capacities as such, whether pursuant to the Manager’s governing documents or otherwise, (iv) director fees and expenses, (v) all costs and expenses of the Manager being a public company, including costs of filings with the SEC, reports and other distributions to its stockholders and (vi) all organizational and operational expenses reasonably incurred by the Manager, including all payments, advances and other expenses in connection with any indemnity or similar obligation of the Manager. Such reimbursements shall be in addition to any reimbursement of the Manager as a result of indemnification pursuant to Section 7.3. To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 6.4 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts. If at any time the Manager is different from SDC Inc., SDC Inc. shall be entitled, so long as there are Common Units outstanding that may be Redeemed pursuant to Article XI, to be reimbursed by the Company in the same manner as the Manager pursuant to this Section 6.4. For the avoidance of doubt, distributions made under this Section 6.4 may not be used to pay dividends or distributions on equity securities of SDC Inc.

Section 6.5                                    Limitation of Liability.

(a)                                 Neither the Manger nor any manager, member, director, officer, employee, agent or representative of the Manager or the Company shall be liable to the Company or any Member for money damages by reason of their service as such. Subject to its obligations and duties as the Manager set forth in the Agreement and applicable Law, the Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents, and shall not be responsible to the Company or any Member for any misconduct or negligence on the part of any such employee or agent. The Manger and the managers, members, directors, officers, employees, agent and representatives of the Manager and the Company shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Manger or any manager, member, director, officer, employee, agent or representative of the Manager or the Company, as the case may be, in good faith reliance on such advice shall in no event subject the Manager any manager, member, director, officer, employee, agent or representative of the Manager or the Company, as the case may be, to liability to the Company or any Member.

(b)                                 Whenever in this Agreement or any other agreement contemplated herein, the Manager is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, the Manager shall be entitled to consider such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or other Members.

(c)                                  Whenever in this Agreement the Manager is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, (i) the Manager shall act under such express standard and, to the extent permitted by applicable Law, shall not be subject to any other or different standards, (ii) any resolution, action or terms so made, taken or provided by the Manager shall be presumed to have been made, taken or provided in accordance with the standard set forth in this Section 6.5(c) and (iii) notwithstanding anything contained herein to the contrary, so long as the Manager acts in good faith, the resolution, action or terms so made, taken or provided by the Manager shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the Manager or any of the Manager’s Affiliates.

Section 6.6                                    Outside Activities of the Manager. The Manager shall not, directly or indirectly, enter into or conduct any business or operations, other than in connection with (a) the ownership, acquisition and disposition of Units, (b) the management of the business and affairs of the Company and its Subsidiaries, (c) the operation of the Manager as a reporting company with a class (or classes) of securities registered under Section 12 of the Exchange Act and listed on a national securities exchange (as defined in the Exchange Act), (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (e) financing or refinancing of any type related to the Company, its Subsidiaries or their assets or activities, and (f) such activities as are incidental to the foregoing; provided, however, that except as otherwise provided herein, the net proceeds of any financing raised by the Manager pursuant to the preceding clauses (d) and (e) shall be made available to the Company, whether as Capital Contributions, loans or otherwise, as appropriate, and, provided, further, that the Manager may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company and its Subsidiaries so long as the Manager takes commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company or its Subsidiaries, through assignment, loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company or any of its Subsidiaries, the Members shall negotiate in good faith to amend this Agreement to reflect such activities and the direct ownership of assets by the Manager. Nothing contained herein shall be deemed to prohibit the Manager from executing any guarantee of indebtedness of the Company or its Subsidiaries.

ARTICLE VII

RIGHTS AND OBLIGATIONS OF MEMBERS

Section 7.1                                    Limitation of Liability and Duties of Members and Officers.

(a)                                 Except as otherwise expressly provided in this Agreement or in the Delaware Act, no current or former Member (including a current or former Manager) or any current or former Officer shall be obligated personally for any debt, obligation or liability solely by reason of being a Member or, with respect to the Manager, acting as the Manager of the Company, or, with respect to an Officer, acting in his or her capacity as an Officer. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Manager for liabilities of the Company.

(b)                                 Notwithstanding any other provision of this Agreement (subject to Section 6.5 with respect to the Manager), to the extent that, at Law or in equity, any Member (including the Manager), any Affiliate of a Member or any manager, managing member, general partner, director (or equivalent), officer, employee, agent, fiduciary or trustee of any Member or of any Affiliate of a Member) has duties (including fiduciary duties) to the Company, to another Member, to any Person who acquires an interest in one or more Units or to any other Person bound by this Agreement, all such duties (including fiduciary duties) are hereby limited solely to those expressly set forth in this Agreement, to the fullest extent permitted by Law. The limitation of duties (including fiduciary duties) to the Company, each of the Members, each other Person who acquires an interest in one or more Units and each other Person bound by this Agreement as expressly set forth herein, if any, are approved by the Company, each of the Members, each other Person who acquires an interest in one or more Units and each other Person bound by this Agreement.

Section 7.2                                    No Right of Partition. No Non-Manager Member shall have the right to seek or obtain partition by court decree or operation of Law of any Company property, or the right to own or use particular or individual assets of the Company.

Section 7.3                                    Indemnification.

(a)                                 The Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, whether or not by or in the right of the Company, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, in connection with any act or omission performed, or omitted to be performed, by such Indemnified Person by reason of the fact that such Person is or was a Member (including the Manager), is or was serving as a Partnership Representative or an officer or director (or equivalent) of the Manager or the Company, or is or was an officer or director (or equivalent) of the Manager or the Company serving at the request of the Manager or Company as an officer or director (or equivalent) of another corporation, partnership, joint venture, limited liability company, trust or other entity or which or which relates to or arises out of the Company or its property, business or affairs; provided, however, that no Person shall be indemnified and held harmless under this Section 7.3(a) in respect of a matter if (i) there has been a final and non-appealable judgment entered by a court or arbitration panel of competent jurisdiction determining that, in respect of the matter, the Indemnified Person engaged in fraud, willful misconduct, bad faith or gross negligence or (ii) such matter was initiated by such Indemnified Person unless such matter was (1) initiated to enforce such Indemnified Person’s rights to indemnification under this Agreement or (2) authorized or consented to by the Manager. Expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.

(b)                                 The right to indemnification and the advancement of expenses conferred in this Section 7.3 shall be in addition to any other right which any Person may have or hereafter acquire under any insurance, statute, agreement, bylaw, action by the Manager or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person.

(c)                                  The Company may, but shall not be required to, maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Person against any expense, liability or loss, including any expense, liability or loss described in

Section 7.3(a) and whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.3.

(d)                                 Any indemnification pursuant to this Section 7.3 shall be made only out of the assets of the Company and its Subsidiaries, it being agreed that the Members shall not be directly liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(e)                                  An Indemnified Person shall not be denied indemnification in whole or in part under this Section 7.3 solely because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies.

(f)                                   The Company shall have the power, with the approval of the Manager, to provide indemnification and advancement of expenses to any Person who is not an Indemnified Person.

(g)                                  The Company shall have the power, with the approval of the Manager, to enter into an agreement providing for the obligation of the Company to indemnify and advance expenses to any Person.

(h)                                 If this Section 7.3 or any portion hereof shall be invalidated on any ground by any court or arbitration panel of competent jurisdiction, then the Company shall nevertheless indemnify and hold each Indemnified Person harmless pursuant to this Section 7.3 to the fullest extent permitted by any applicable portion of this Section 7.3 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

(i)                                     The provisions of this Section 7.3 shall be applicable to all claims, demands, actions, suits or proceedings made or commenced after the adoption thereof whether arising from acts or omissions to act occurring before or after its adoption.

(j)                                    No amendment or other modification of any subsection of this Section 7.3, nor the inclusion of any provision inconsistent with this Section 7.3 shall adversely affect any right or protection of any Indemnified Person established pursuant to this Section 7.3 existing at the time of such amendment or other modification or inclusion of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Section 7.3, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Section 7.3, would accrue or arise), prior to such amendment or other modification or inclusion of an inconsistent provision.

Section 7.4                                    Members’ Right to Act. For matters that require the approval of the Members, the Members shall act through meetings and written consents as described in paragraphs (a) and (b) below:

(a)                                 Except as otherwise expressly provided by this Agreement, acts by Consent of the Members, voting together as a single class, shall be the acts of the Members. Any Member entitled to vote at a meeting of Members or to express consent or dissent to Company action in a written transmission without a meeting may authorize another Person or Persons to act for it by proxy in accordance with the Delaware Act. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

(b)                                 The actions by the Members permitted hereunder may be taken at a meeting called by the Manager or by a Majority in Interest of the Members on at least forty-eight (48) hours’ prior written notice to the other Members entitled to vote, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held execute a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent, so long as such consent is signed by Members having not less than the minimum Percentage Interest that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken, which shall state the purpose or purposes for which such consent is required and may be delivered via email, without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing; provided, however, that the failure to give any such notice shall not affect the validity of the action taken by such written consent. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

Notwithstanding the foregoing, no Non-Manager Member shall have any right to approve any matter or action taken by the Company except those matters for which approval or consent of the Members (or such Member) is expressly provided for in this Agreement.

Section 7.5                                    Inspection Rights. The Company shall permit each Member and each of its designated representatives to (a) visit and inspect any of the properties of the Company and its Subsidiaries, all at reasonable times and upon reasonable notice, (b) examine the business and financial records of the Company or any of its Subsidiaries and make copies thereof or extracts therefrom, and (c) consult with the Manager, and the managers, officers, employees and independent accountants of the Company or any of its Subsidiaries concerning the affairs, finances and accounts of the Company or any of its Subsidiaries.

Section 7.6                                    Restrictive Covenants.

(a)                                 Except as otherwise provided herein or as otherwise consented to in writing by the Company, each Non-Manager Member and each owner of any such Non-Manager Member agrees that, so long as such Non-Manager Member remains a Member of the Company and for a period of two (2) years immediately following the date on which such Non-Manager Member ceases to be a Member, such Non-Manager Member and such Non-Manager Member’s

Affiliates (including, for the avoidance of doubt, any portfolio company controlled by any such Non-Manager Member or its Affiliates) shall not, directly or indirectly:

(i)                                     Solicit or attempt to entice away the employment of any Company Employee or other service provider of the Company or any of its Affiliates, or any licensed professional or professional entity for which the Company or any of its Affiliates provide services (each, an “Associated PC”), other than help wanted advertisements or recruitment efforts by any recruitment agency that are not specifically targeted at employees or contract workers of the Company, any of its Affiliates or any Associated PC, nor hire any such employee or individual who was an employee or contract worker of the Company, any of its Affiliates or any Associated PC at any time during the prior twelve (12) months, other than any individual who responds to such general solicitation or who has been terminated by the Company, any of its Affiliates or any Associated PC;

(ii)                                  Solicit any Person who is a customer, client or patient of the Company, any of its Affiliates or any Associated PC to cease doing business with the Company, any of its Affiliates or any Associated PC, or with respect to the provision services by a Competing Business;

(iii)                               Unless such interference is required by applicable Law, interfere with any business relationship between the Company, any of its Affiliates or any Associated PC, on the one hand, and any of their respective customers, clients, patients, vendors, suppliers or other Persons having a business relationship therewith, on the other hand.

(iv)                              Make, publish or communicate to any Person or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company, any of its Affiliates, any Associated PC or any of their businesses; provided, that this Section 7.6(a)(iv) does not, in any way, restrict or impede any Member from exercising protected rights to the extent that such rights cannot be waived by agreement or from responding truthfully and in good faith upon demand pursuant to any investigation or inquiry by a governmental authority or as required by applicable Law, subpoena, court order or other compulsory legal process, or in enforcing or defending such Member’s rights. Notwithstanding the foregoing, in no event does the Company, any of its Affiliates, any Associated PC or any of their respective businesses waive any claims or causes of action it may have under applicable Law in connection with the making of such disparaging or defamatory statements by any Member;

(v)                                 Engage in (whether as an owner, proprietor, general or limited partner, member, principal, officer, employee, consultant, director, investor, agent or otherwise), or be employed or contracted by, any Competing Business in any state in which the Company does or intends to conduct business (whether or not compensated for such services); provided, that the restriction in this Section 7.6(a)(v) shall not apply to any Member’s passive ownership of (1) any interests in any exchange traded fund or mutual fund or (2) less than five percent (5%) of the securities in any publicly traded company or lending money to any such publicly traded company; nor

(vi)                              Except on behalf of the Company, use or operate any enterprise under the name “SmileDirectClub,” “SDC Financial” or any variants thereof;

provided, that nothing in this Section 7.6 shall, except as hereinafter set forth, restrict any portfolio company that the Pre-IPO Members or their respective Affiliates does not control (each, a “Portfolio Company”) from engaging in any activity, including a Competing Business; provided, further, that the Pre-IPO Members shall not (x) provide any of their respective Portfolio Companies with any Confidential Information, (y) cause any of their respective Portfolio Companies to breach any of the provisions of this Section 7.6, or (z) in the event it has notice of and the power or authority to prevent a Portfolio Company from engaging in such action, fail to prevent a Portfolio Company from taking any of the actions set forth in this Section 7.6(a).

(b)                                 Each Non-Manager Member, subject to this Section 7.6, hereby expressly acknowledges and agrees that the geographic boundaries, scope of prohibited activities, and time duration set forth in this Section 7.6, as applicable to such Person, are reasonable and are no broader than are necessary to protect the legitimate business interests of the Company. Each Non-Manager Member acknowledges that its obligations under this Section 7.6 are reasonable in the context of the nature of the Company Business and the competitive injuries likely to be sustained by the Company if any Non-Manager Member were to violate such obligations. Each Non-Manager Member further acknowledges that this Agreement is made in consideration of, and is adequately supported by the agreement of the Company to perform its obligations under this Agreement and by other consideration, which each Non-Manager Member acknowledges constitutes good, valuable and sufficient consideration.

(c)                                  If any provision or clause of this Section 7.6 is found to be in conflict with a mandatory provision of applicable Law, each Non-Manager Member agrees the conflicting provision shall be modified to conform. Each Non-Manager Member covenants and agrees that should any provision of this Section 7.6, under any circumstances, foreseen or unforeseen, including term periods and geographic areas, be deemed too broad for the intended purposes, such provision shall, nevertheless, be valid and enforceable to the extent allowed by applicable Law and such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable Law.

ARTICLE VIII

BOOKS, RECORDS, ACCOUNTING AND REPORTS, AFFIRMATIVE COVENANTS

Section 8.1                                    Records and Accounting. The Company shall keep, or cause to be kept, the books of account of the business in conformity with GAAP, together with all other appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required pursuant to applicable Law. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Articles III and IV and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

Section 8.2                                    Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each year or such other date as may be established by the Manager.

ARTICLE IX

TAX MATTERS

Section 9.1                                    Preparation of Tax Returns. The Manager shall arrange for the preparation and timely filing of all returns with respect to the Company’s income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable effort to furnish, within one hundred and eighty (180) days of the close of each Taxable Year, the tax information reasonably required by the Members and for federal and state income tax and any other tax reporting purposes. The Members shall promptly provide the Manager with such information relating to any assets contributed to the Company (excluding cash), including tax basis and other relevant information, as may be reasonably requested by the Manager from time to time.

Section 9.2                                    Taxable Year. The Taxable Year of the Company shall be the Fiscal Year set forth in Section 8.2, unless otherwise required by Section 706 of the Code.

Section 9.3                                    Tax Elections. The Manager shall file (or cause to be filed) an election pursuant to Section 754 of the Code for the Company for its first Fiscal Year and shall maintain and keep such election in effect at all times. Except as otherwise provided herein, the Manager shall determine whether to make any available election pursuant to the Code (excluding, for the avoidance of doubt, the election under Section 754 of the Code). The Manager shall have the right to seek to revoke any such election (excluding, for the avoidance of doubt, any election under Section 754 of the Code).

Section 9.4                                    Partnership Representative.

(a)                                 The Manager is hereby designated to serve as the “tax matters partner” under Section 6231(a)(7) of the Code (as in effect prior to repeal of such section pursuant to the Bipartisan Budget Act, Pub.L. 144-74 (2015)) and the “partnership representative” with respect to the Company, as provided in Section 6223(a) of the Partnership Audit Procedures (in such capacities, the “Partnership Representative”) to oversee or handle matters relating to the taxation of the Company. For each Taxable Year in which the Partnership Representative is an entity, the Company shall appoint the “designated individual” identified by the Partnership Representative to act on behalf of the Partnership Representative (the “Designated Individual”) in accordance with the applicable Treasury Regulations. Each Member expressly consents to such designations and agrees that it will execute, acknowledge, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.

(b)                                 The Partnership Representative shall have the sole authority to act on behalf of the Company in connection with and make all relevant decisions regarding application of the Partnership Audit Procedures, including, but not limited to, any elections under the Partnership Audit Procedures or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any proceeding before the Internal Revenue Service.

(c)                                  The Members agree to cooperate in good faith to timely provide information requested by the Partnership Representative as needed to comply with the Partnership Audit Procedures, including without limitation to make any elections available to the Company under the Partnership Audit Procedures. Each Member agrees that, upon request of the Company, such Member shall take such actions as may be necessary or desirable (as determined by the Partnership Representative) to (i) allow the Company to comply with the provisions of Section 6226 of the Partnership Audit Procedures so that any “partnership adjustments” (as defined in Section 6241(2) of the Partnership Audit Procedures) are taken into account by the Members and former Members rather than the Company; (ii) use the provisions of Section 6225(c) of the Partnership Audit Procedures including, but not limited to, filing amended tax returns with respect to any “reviewed year” (within the meaning of Section 6225(d)(1) of the Partnership Audit Procedures) or using the alternative procedure to filing amended returns to reduce the amount of any partnership adjustment otherwise required to be taken into account by the Company; or (iii) otherwise allow the Company and its Members to address and respond to any matters arising under the Partnership Audit Procedures.

(d)                                 The Partnership Representative shall keep the Non-Manager Members informed, from time to time, as to the status of any audit of the Company. The Partnership Representative shall provide to the Non-Manager Members reasonable opportunity to provide information and other input to the Company and its advisors concerning the conduct of any such portion of any audit of the Company the outcome of which is reasonably expected to materially affect the Non-Manager Members’ rights and obligations under the Tax Receivable Agreement (as such term is defined therein).

(e)                                  Notwithstanding other provisions of this Agreement to the contrary, if any partnership adjustment is determined with respect to the Company, the Partnership Representative may cause the Company to elect pursuant to Section 6226 of the Partnership Audit Procedures to have such adjustment passed through to the Members for the year to which the adjustment relates (i.e., the “reviewed year” within the meaning of Section 6225(d)(1) of the Partnership Audit Procedures). In the event that the Partnership Representative has not caused the Company to so elect pursuant to Section 6226 of the Partnership Audit Procedures, then any “imputed underpayment” (as determined in accordance with Section 6225 of the Partnership Audit Procedures) or partnership adjustment that does not give rise to an imputed underpayment shall be apportioned among the Members of the Company for the Taxable Year in which the adjustment is finalized in such manner as may be necessary (as determined by the Partnership Representative in good faith) so that, to the maximum extent possible, the tax and economic consequences of the imputed underpayment or other partnership adjustment and any associated interest and penalties (any such amount, an “Imputed Underpayment Amount”) are borne by the Members based upon their Percentage Interests in the Company for the reviewed year. Imputed Underpayment Amounts also shall include any imputed underpayment within the meaning of Section 6225 of the Partnership Audit Procedures paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Company holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S.

federal income tax purposes to the extent that the Company bears the economic burden of such amounts, whether by Law or contract.

(f)                                   Each Member agrees to indemnify and hold harmless the Company from and against any liability with respect to such Member’s share of any tax deficiency paid or payable by the Company that is allocable to the Member as determined in accordance with the second sentence of Section 9.4(e) with respect to an audited or reviewed taxable year for which such Member was a partner in the Company. Any obligation of a Member pursuant to this Section 9.4(f) shall be implemented through adjustments to distributions otherwise payable to such Member as determined in accordance with Section 4.1; provided, however, that, at the written request of the Partnership Representative, each Member or former Member may be required to contribute to the Company such Member’s Imputed Underpayment Amount imposed on and paid by the Company; provided, further, that if a Member or former Member individually directly pays, pursuant to the Partnership Audit Procedures, any such Imputed Underpayment Amount, then such payment shall reduce any offset to distribution or required capital contribution of such Member or former Member. Any amount withheld from distributions pursuant to this Section 9.4(f) shall be treated as an amount distributed to such Member or former Member for all purposes under this Agreement.

(g)                                  All expenses incurred by the Partnership Representative or Designated Individual in connection with its duties as partnership representative or designated individual, as applicable, shall be expenses of the Company (including, for the avoidance of doubt, any costs and expenses incurred in connection with any claims asserted against the Partnership Representative or Designated Individual, as applicable, except to the extent the Partnership Representative or Designated Individual is determined to have performed its duties in the manner described in the final sentence of this Section 9.4(g)), and the Company shall reimburse and indemnify the Partnership Representative or Designated Individual, as applicable, for all such expenses and costs. Nothing herein shall be construed to restrict the Partnership Representative or Designated Individual from engaging lawyers, accountants, tax advisers, or other professional advisers or experts to assist the Partnership Representative or Designated Individual in discharging its duties hereunder. Neither the Partnership Representative nor Designated Individual shall be liable to the Company, any Member or any Affiliate thereof for any costs or losses to any persons, any diminution in value or any liability whatsoever arising as a result of the performance of its duties pursuant to this Section 9.4 absent (i) willful breach of any provision of this Section 9.4 or (ii) bad faith, fraud, gross negligence or willful misconduct on the part of the Partnership Representative or Designated Individual, as applicable.

Section 9.5                                    Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of U.S. federal, state, local or foreign taxes that the Manager determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including any taxes required to be withheld or paid by the Company pursuant to Section 1441, Section 1442, Section 1445 or Section 1446 of the Code. Any amount paid on behalf of or with respect to a Member shall constitute a loan by the Company to such Member, with interest assessed at a rate equal to the Applicable Federal Short-Term Rate as published monthly by the Internal Revenue Service plus two percent (2%), compounded annually, which loan shall be repaid by such Member within fifteen (15) days after notice from the Manager that such payment must be made unless (i) the Company withholds such payment from a distribution that would otherwise be made to the Member or (ii) the Manager determines that such payment may be satisfied out of the cash of the Company that would, but for such payment, be distributed to the Member. Each Member hereby unconditionally and irrevocably grants to the Company a security interest in such Member’s Units to secure such Member’s obligation to pay to the Company any amounts required to be paid pursuant to this Section 9.5. In the event that a Member fails to pay any amounts owed to the Company pursuant to this Section 9.5 when due, such amounts shall bear interest at the base rate on corporate loans at large U.S. money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate) from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Member shall take such actions as the Company or the Manager shall request in order to perfect or enforce the security interest created hereunder.

Section 9.6                                    Organizational Expenses. The Manager may cause the Company to elect to deduct expenses, if any, incurred by it in organizing the Company ratably over a one hundred eighty (180)-month period as provided in Section 709 of the Code.

Section 9.7                                    Survival. The obligations set forth in this Article IX shall survive the termination of any Member’s interest in the Company, the termination of this Agreement and/or the termination, dissolution, liquidation or winding up of the Company, and shall remain binding on each Member for the period of time necessary to resolve with the Internal Revenue Service (or any other applicable taxing authority) all income tax matters relating to the Company and for Members to satisfy their indemnification obligations, if any, pursuant to this Article IX.

ARTICLE X

TRANSFERS; WITHDRAWALS

Section 10.1                             Transfer.

(a)                                 No part of the interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b)                                 No Unit shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article X. Any Transfer or purported Transfer of one or more Units not made in accordance with this Article X shall be null and void ab initio.

(c)                                  No Transfer of any Unit may be made to a lender to the Company or any Person who is related (within the meaning of Treasury Regulations Section 1.752-4(b)) to any lender to the Company whose loan constitutes a nonrecourse liability (within the meaning of Treasury Regulations Section 1.752-1(a)(2)), without the consent of the Manager; provided, that as a condition to such consent, the lender will be required to enter into an arrangement with the Company and SDC Inc. to redeem or exchange for the Class A Shares Amount any Units in which a security interest is held by such lender immediately before the time at which such lender would be deemed to be a member in the Company for purposes of allocating liabilities to such lender under Section 752 of the Code.

Section 10.2                             Transfer of Manager’s Units.

(a)                                 Except as provided in Section 10.2(b), and subject to the rights of any Holder set forth in a Unit Designation, the Manager may not Transfer any of its Units without the Consent of the Members.

(b)                                 Subject to compliance with the other provisions of this Article X, the Manager may Transfer all of its Units at any time to any Person that is, at the time of such Transfer, a direct or indirect wholly owned Subsidiary of the Manager without the consent of any Member, and may designate the transferee to become the new Manager under Article XII.

(c)                                  The Manager may not voluntarily withdraw as a Member of the Company, except in connection with a Transfer all of the Manager’s Units permitted in this Article X and the admission of the Transferee as a successor Manager of the Company pursuant to the Delaware Act and this Agreement.

(d)                                 It is a condition to any Transfer of all of the Manager’s Units otherwise permitted hereunder that (i) coincident or prior to such Transfer, the transferee is admitted as the Manager pursuant to the Delaware Act and this Agreement; (ii) the transferee assumes by operation of Law or express agreement all of the obligations of the transferor Manager under this Agreement with respect to such Transferred Units; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement applicable to the Manager and the admission of such transferee as the Manager.

Section 10.3                             Non-Manager Members’ Rights to Transfer.

(a)                                 General. Except as provided below, no Holder may Transfer any Unit without the consent of the Manager. Notwithstanding the foregoing, any Holder may, at any time, without the consent of the Manager, Transfer all or any portion of its Units pursuant to a Permitted Transfer (including, in the case of a Holder that is a Permitted Lender Transferee, any Transfer of Units to a Third-Party Pledge Transferee). Any Transfer by a Holder is subject to Section 10.4 and to satisfaction of the following conditions:

(i)                                     Qualified Transferee. Any Transfer of any Units shall be made only to a single Qualified Transferee; provided, however, that for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; provided, further, that each Transfer meeting the minimum Transfer restriction set forth in Section 10.3(a)(iii) may be to a separate Qualified Transferee.

(ii)                                  Opinion of Counsel. The transferor shall deliver or cause to be delivered to the Manager an opinion of legal counsel reasonably satisfactory to the Manager to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Company or the Units Transferred; provided, however, that the Manager may waive this condition upon the request of the transferor. If the Manager determines, based on the advice of counsel, that such Transfer would create a material risk of requiring the filing of a registration statement under the Securities Act or otherwise violating any federal or state securities laws or regulations applicable to the Company or the Units, the Manager may prohibit any Transfer otherwise permitted under this Section 10.3.

(iii)                               Minimum Transfer Restriction. Any transferor must Transfer not less than the lesser of (i) [ten thousand (10,000)] Units (as adjusted for any unit split, unit distribution, reverse unit split, reclassification or similar event, in each case with such adjustment being determined by the Manager) or (ii) all of the remaining Units owned by such transferor; provided, however, that for purposes of determining compliance with the foregoing restriction, all Units owned by Affiliates of a Holder shall be considered to be owned by such Holder.

(iv)                              No Further Transfers. The transferee shall not be permitted to effect any further Transfer of the Units, other than to SDC Inc. or the Company.

(v)                                 Exception for Permitted Transfers. The conditions of Section 10.3(a)(ii) and 10.3(a)(iv) shall not apply in the case of a Permitted Transfer.

It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is effected during or after any applicable Lock-Up Period) that the transferee assumes by operation of Law or express agreement all of the obligations of the transferor Member under this Agreement with respect to such Transferred Units, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor are assumed by a successor corporation by operation of Law) shall relieve the transferor of its obligations under this Agreement without the approval of the Manager. Any transferee, whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of Law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 10.5.

(b)                                 Incapacity. If a Member is Incapacitated, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Member’s estate shall have all the rights of a Member, but not more rights than those enjoyed by other Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Member possessed to Transfer all or any part of its interest in the Company. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company.

Section 10.4                             Substituted Members.

(a)                                 No Member shall have the right to substitute a transferee other than a Permitted Transferee as a Member in its place. A transferee of the interest of a Member may be admitted as a Substituted Member only with the consent of the Manager; provided, however, that a Permitted Transferee shall be admitted as a Substituted Member pursuant to a Permitted Transfer without the consent of the Manager, subject to compliance with the last sentence of this Section 10.4. The failure or refusal by the Manager to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company or the Manager. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Member until and unless it furnishes to the Manager (i) an executed Joinder to this Agreement, (ii) Consent by Spouse (if applicable), and (iii) such other documents and instruments as the Manager may require to effect such Assignee’s admission as a Substituted Member.

(b)                                 Concurrently with, and as evidence of, the admission of a Substituted Member, the Manager shall amend the Register and the books and records of the Company to reflect the name, address and number of Units of such Substituted Member and to eliminate or adjust, if necessary, the name, address and number of Units of the predecessor of such Substituted Member.

(c)                                  A transferee who has been admitted as a Substituted Member in accordance with this Article X shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement.

Section 10.5                             Assignees. If the Manager’s consent is required for the admission of any transferee under Section 10.3 as a Substituted Member, as described in Section 10.4, and the Manager withholds such consent, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Delaware Act, including the right to receive distributions from the Company and the share of Net Profits, Net Losses and other items of income, gain, loss, deduction and credit of the Company attributable to the Units assigned to such transferee and the rights to Transfer the Units provided in this Article X, but shall not be deemed to be a Holder for any other purpose under this Agreement (other than as expressly provided in Section 11.1 with respect to a Qualifying Party that becomes a Tendering Party), and shall not be entitled to effect a consent or vote with respect to such Units on any matter presented to the Members for approval (such right to consent or vote, to the extent provided in this Agreement or under the Delaware Act, fully remaining with the transferor Member). In the event that any such transferee desires to make a further assignment of any such Units, such transferee shall be subject to all the provisions of this Article X to the same extent and in the same manner as any Member desiring to make an assignment of Units.

Section 10.6                             General Provisions.

(a)                                 No Member may withdraw from the Company other than: (i) as a result of a Permitted Transfer of all of such Member’s Units in accordance with this Article X with respect to which the transferee becomes a Substituted Member; (ii) pursuant to a redemption (or acquisition by SDC Inc.) of all of its Units pursuant to a Redemption under Article X or Section 11.1 and/or pursuant to any Unit Designation; or (iii) as a result of the acquisition by the Company or SDC Inc. of all of such Member’s Units, whether or not pursuant to Section 11.1(b).

(b)                                 Any Member who shall Transfer all of its Units in a Transfer (i) permitted pursuant to this Article X where such transferee was admitted as a Substituted Member, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Units pursuant to a Redemption under Section 11.1 and/or pursuant to any Unit Designation, or (iii) to SDC Inc., whether or not pursuant to Section 11.1(b), shall cease to be a Member.

(c)                                  If any Unit is Transferred in compliance with the provisions of this Article X, or is redeemed by the Company, or acquired by SDC Inc. pursuant to Section 11.1, on any day other than the first day of a Fiscal Year, then Net Profits, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Unit for such Fiscal Year shall be allocated to the transferor Member or the Tendering Party (as the case may be) and, in the case of a Transfer or assignment other than a Redemption, to the transferee Member, by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the “interim closing of the books” method or another permissible method or methods selected by the Manager. Should the “interim closing of the books” method be used, then solely for purposes of making such allocations, unless otherwise determined by the Manager, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Member and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Member, or the Tendering Party (as the case may be) if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions attributable to such Unit with respect to which the Company Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Member or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, all distributions thereafter attributable to such Unit shall be made to the transferee.

(d)                                 In addition to any other restrictions on Transfer herein contained, in no event may any Transfer or assignment of Units by any Member (including any Redemption, any acquisition of Units by the Manager or any other acquisition of Units by the Company) be made (i) to any person or entity who lacks the legal right, power or capacity to own Units; (ii) in violation of applicable Law; (iii) of any component portion of a Unit, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Unit; (iv) if the Manager determines that such Transfer would create a material risk that the Company would become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code); (v) if the Manager determines, based on the advice of counsel, that such Transfer would create a material risk that any portion of the assets of the Company would constitute assets of any employee benefit plan pursuant to Department of Labor Treasury Regulations Section 2510.2-101; (vi) if such Transfer requires the registration of such Unit pursuant to any applicable federal or state securities Laws; (vii) if the Manager determines that such Transfer creates a material risk that the Company would become a reporting company under the Exchange Act; (viii) if such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended; or (ix) if the Manager determines that such Transfer would create a material risk that the Company would become a “publicly traded partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code, or otherwise cease to be classified as a partnership for

U.S. federal income tax purposes (except as a result of the Redemption (or acquisition by SDC Inc.) of all Units held by all Members (other than SDC Inc.).

(e)                                  Notwithstanding anything in this Agreement to the contrary, in no event may any Transfer or assignment of any Units by any Member (including any Redemption, any acquisition of Units by SDC Inc. or any other acquisition of Units by the Company) result in the Company’s having more than one hundred (100) Members within the meaning of Treasury Regulations Section 1.7704-1(h)(1) (determined pursuant to the rules of Treasury Regulations Section 1.7704-1(h)(3)).

(f)                                   Transfers pursuant to this Article X, other than a Permitted Transfer to a Permitted Transferee pursuant to the exercise of remedies under a Pledge, may only be made on the first day of a fiscal quarter of the Company, unless the Manager otherwise agrees.

Section 10.7                             Restrictions on Termination Transactions. SDC Inc. shall not engage in, or cause or permit, a Termination Transaction, other than (i) with Consent of the Members, or (ii) either:

(a)                                 in connection with any such Termination Transaction, each Holder of Common Units (other than SDC Inc. and its wholly owned Subsidiaries) will receive, or will have the right to elect to receive, for each Common Unit an amount of cash, securities or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one Class A Share in consideration of one Class A Share pursuant to the terms of such Termination Transaction; provided, that if in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of a majority of the outstanding Class A Shares, each Holder of Common Units (other than SDC Inc. and its wholly owned subsidiaries) will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such Holder of Common Units would have received had it exercised its right to Redemption pursuant to Article XI and received Class A Shares in exchange for its Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated (the fair market value, as determined by the Manager (whose determination shall be conclusive) at the time of the Termination Transaction, of the amount specified herein with respect to each Common Unit is referred to as the “Transaction Consideration”); or

(b)                                 all of the following conditions are met: (i) substantially all of the assets directly or indirectly owned by the Company prior to the announcement of the Termination Transaction are, immediately after the Termination Transaction, owned directly or indirectly by the Company or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Company (in each case, the “Surviving Company”); (ii) the Surviving Company is classified as a partnership for U.S. federal income tax purposes; (iii) the Members (other than SDC Inc.) that held Common Units immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Company based on the relative fair market value (as determined by the Manager, whose determination shall be conclusive) of the net assets of the Company and the other net assets of the Surviving Company immediately prior to the consummation of such transaction; (iv) the rights of such Members with respect to the Surviving Company are at least as favorable as those of Members holding Common Units immediately prior to the consummation of such transaction (except to the extent that any such rights are consistent with clause (v) below) and as those applicable to any other limited partners or non-managing members of the Surviving Company; and (v) such rights include the right to redeem their interests in the Surviving Company at any time for cash in an amount equal to the fair market value of such interest at the time of redemption, as determined at least once every calendar quarter by an independent appraisal firm of recognized national standing retained by the Surviving Company.

ARTICLE XI

REDEMPTION AND EXCHANGE RIGHTS

Section 11.1                             Redemption Rights of Qualifying Parties.

(a)                                 After the expiration or earlier termination of any applicable Lock-Up Period, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to redeem all or a portion of the Common Units held by such Qualifying Party (Common Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”) in exchange for the Cash Amount payable on the Specified Redemption Date (in each case, a “Redemption”). Notwithstanding the foregoing, the Company may, in the Manager’s sole and absolute discretion, redeem Tendered Units at the request of the Tendering Party prior to the end of any applicable Lock-Up Period (subject to the terms and conditions set forth herein) (a “Special Redemption”); provided, that the Manager first receives a legal opinion to the same effect as the legal opinion described in Section 11.1(e). Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the Manager by the Qualifying Party when exercising the Redemption right (the “Tendering Party”). To be effective, such Notice of Redemption must be received by the Company not less than three (3) and not more than ten (10) Business Days prior to the Specified Redemption Date. The Company’s obligation to effect a Redemption, however, shall not arise or be binding against the Company (i) unless and until SDC Inc. declines to exercise its purchase rights pursuant to Section 11.1(b) hereof following receipt of a Notice of Redemption (a “Declination”) and (ii) until the Business Day following the Cut-Off Date. In the event of a Redemption, the applicable Cash Amount shall be delivered as a certified or bank check payable to the Tendering Party or, in the Manager’s sole and absolute discretion, by wire transfer of funds on or before the Specified Redemption Date.

(b)                                 Notwithstanding the provisions of Section 11.1(a) hereof, on or before the close of business on the Cut-Off Date, SDC Inc. may, in the sole and absolute discretion of the Board of Directors, elect to acquire some or all (such percentage being referred to as the “Acquired Percentage”) of the Tendered Units from the Tendering Party in exchange for the Class A Shares Amount or the Cash Amount (as determined by SDC Inc. in its sole discretion), calculated based on the portion of Tendered Units it elects to acquire. If SDC Inc. so elects, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to SDC Inc. in exchange for (i) a number of Class A Shares equal to the product of the Class A Shares Amount and the Acquired Percentage, (ii) cash in an amount equal to the product of the Cash Amount and the Acquired Percentage, or (iii) a combination of (i) and (ii), with the form and allocation of consideration determined by SDC Inc. in its sole discretion. The Tendering Party shall submit such written representations, investment letters, legal opinions or other instruments necessary, in the view of SDC Inc., to effect compliance with the Securities Act. In the event of a purchase of the Tendered Units by SDC Inc. pursuant to this Section 11.1(b), the Tendering Party shall no longer have the right to cause the Company to effect a Redemption of such Tendered Units, and, upon notice to the Tendering Party by SDC Inc., given on or before the close of business on the Cut-Off Date, that SDC Inc. has elected to acquire some or all of the Tendered Units pursuant to this Section 11.1(b), the obligation of the Company to effect a Redemption of the Tendered Units as to which SDC Inc.’s notice relates shall not accrue or arise. If SDC Inc. elects to acquire Tendered Units for Class A Shares, then a number of Class A Shares equal to the product of the Applicable Percentage and the Class A Shares Amount, if applicable, shall be delivered by SDC Inc. as duly authorized, validly issued, fully paid and non-assessable Class A Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than restrictions provided in the certificate of incorporation of SDC Inc., the Securities Act and relevant state securities or “blue sky” Laws. Neither any Tendering Party whose Tendered Units are acquired by SDC Inc. pursuant to this Section 11.1(b), any Member, any Assignee nor any other interested Person shall have any right to require or cause SDC Inc. to register, qualify or list any Class A Shares owned or held by such Person, whether or not such Class A Shares are issued pursuant to this Section 11.1(b), with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between SDC Inc. and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such Class A Shares and Rights for all purposes, including rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. Class A Shares issued upon an acquisition of Tendered Units by SDC Inc. pursuant to this Section 11.1(b) may contain such legends regarding restrictions under the Securities Act and applicable state securities Laws as SDC Inc. in good faith determines to be necessary or advisable in order to ensure compliance with such Laws. If SDC Inc. elects to acquire Tendered Units for cash, then cash equal to the product of the Acquired Percentage and the Cash Amount shall be delivered as a certified or bank check payable to the Tendering Party or, in SDC Inc.’s sole and absolute discretion, by wire transfer of funds on or before the Specified Redemption Date.

(c)                                  In the event of a Declination, SDC Inc. shall give notice of such Declination to the Tendering Party on or before the close of business on the Cut-Off Date. The failure of SDC Inc. to give notice of such Declination by the close of business on the Cut-Off Date shall be deemed to be an election by SDC Inc. to acquire the Tendered Units in exchange for Class A Shares or cash. In the event of a Declination, the Company may elect to raise funds for the payment of any applicable Cash Amount (a) solely by requiring that SDC Inc. or its Subsidiaries contribute to the Company funds from (i) the proceeds of a registered public offering by SDC Inc. of Class A Shares sufficient to purchase the Tendered Units or (ii) any other sources available to SDC Inc. or its Subsidiaries or (b) with the consent of the Tendering Party, from any other sources available to the Company. To the extent determined by the Manager, the Company will treat such a transaction as a disguised sale under Section 707(a)(2)(B) of the Code. If the Cash Amount is not paid on or before the Specified

Redemption Date, interest shall accrue with respect to the Cash Amount from the day after the Specified Redemption Date to and including the date on which the Cash Amount is paid at a rate equal to the Applicable Federal Short-Term Rate as published monthly by the Internal Revenue Service.

(d)                                 Notwithstanding anything herein to the contrary, with respect to any Redemption (or any tender of Common Units for Redemption if the Tendered Units are acquired by SDC Inc. pursuant to Section 11.1(b) hereof) pursuant to this Section 11.1:

(i)                                     Without the consent of the Manager, no Tendering Party may effect a Redemption for less than [ten thousand (10,000)] Common Units (as adjusted for any unit split, unit distribution, reverse unit split, reclassification or similar event, in each case with such adjustment being determined by the Manager.) or, if such Tendering Party holds less than [ten thousand (10,000)] Common Units (as adjusted for any unit split, unit distribution, reverse unit split, reclassification or similar event, in each case with such adjustment being determined by the Manager), all of the Common Units held by such Tendering Party.

(ii)                                  If (i) a Tendering Party surrenders Tendered Units during the period after the Company Record Date with respect to a distribution payable to Holders of Common Units, and before the record date established by SDC Inc. for a dividend to its stockholders of some or all of its portion of such Company distribution, and (ii) SDC Inc. elects to acquire any of such Tendered Units in exchange for Class A Shares pursuant to Section 11.1(b), then such Tendering Party shall pay to SDC Inc. on the Specified Redemption Date an amount in cash equal to the Company distribution paid or payable in respect of such Tendered Units.

(iii)                               The consummation of such Redemption (or an acquisition of Tendered Units by SDC Inc. pursuant to Section 11.1(b) hereof, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(iv)                              The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 10.5) all Common Units subject to any Redemption, and be treated as a Member or an Assignee, as applicable, with respect to such Common Units for all purposes of this Agreement, until the Specified Redemption Date and until such Tendered Units are either paid for by the Company pursuant to Section 11.1(a) hereof or transferred to SDC Inc. and paid for by the issuance of Class A Shares or payment of cash pursuant to Section 11.1(b). Until a Specified Redemption Date and an acquisition of the Tendered Units by SDC Inc. for Class A Shares pursuant to Section 11.1(b) hereof, the Tendering Party shall have no rights as a stockholder of SDC Inc. with respect to the Class A Shares issuable in connection with such acquisition.

(v)                                 The Manager shall establish a Specified Redemption Date in each quarter of each Fiscal Year, subject to the expiration or earlier termination of any applicable Lock-Up Period, provided, that the Manager may postpone any such date one or more times. The Manager shall provide notice to the Members of each Specified

Redemption Date at least forty-five (45) days prior to such date. The Manager may, in its sole discretion, establish additional Specified Redemption Dates on such terms and conditions as determined by the Manager in its sole discretion, if it determines that doing so would not create a material risk that the Company would become a “publicly traded partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code.

(e)                                  In connection with any Special Redemption, SDC Inc. shall have the right to receive an opinion of counsel for the Tendering Party reasonably satisfactory to it to the effect that the proposed Special Redemption will not cause the Company or SDC Inc. to violate any federal or state securities Laws or regulations applicable to the Special Redemption or the issuance and sale of Class A Shares to the Tendering Party pursuant to Section 11.1(b) of this Agreement.

(f)                                   Notwithstanding anything herein to the contrary, any Member may exchange Common Units only to the extent such Member’s Adjusted Capital Account Balance at the time of the exchange represents at least the same percentage of the aggregate Adjusted Capital Account Balances of all partners of the Company as the percentage interest represented by such Common Units to be exchanged. For the avoidance of doubt, the exchanging Member may designate the portion of his or her Capital Account attributable to one or more Common Units being exchanged.

(g)                                  Share Offering Funding Option.

(i)                                     Notwithstanding Section 11.1(a) or Section 11.1(b) hereof, if (i) a Member has delivered to the Manager a Notice of Redemption with respect to a number of Common Units that, together with any other Tendered Units from other Members (collectively, the “Offering Units”), exceeds [twenty-five million dollars ($25,000,000)] gross value, based on a Common Unit price equal to the Value of a Class A Share, and (ii) SDC Inc. is eligible to file a registration statement under Form S-3 (or any successor form similar thereto), then either: (x) the Manager and SDC Inc. may cause the Company to redeem the Offering Units with the proceeds of an offering, whether registered under the Securities Act or exempt from such registration, underwritten, offered and sold directly to investors or through agents or other intermediaries, or otherwise distributed (a “Share Offering Funding”) of a number of Class A Shares (“Offered Shares”) equal to the Class A Shares Amount with respect to the Offering Units pursuant to the terms of this Section 11.1(g); (y) the Company shall pay the Cash Amount with respect to the Offering Units pursuant to the terms of Section 11.1(a); or (z) SDC Inc. shall acquire the Offering Units in exchange for the Class A Shares Amount pursuant to the terms of Section 11.1(b). The Manager and SDC Inc. must provide notice of its exercise of the election described in clause (x) above to purchase the Tendered Units through a Share Offering Funding on or before the Cut-Off Date.

(1)                                 If the Manager and SDC Inc. elect a Share Offering Funding with respect to a Notice of Redemption, SDC Inc. may give notice (a “Single Funding Notice”) of such election to all Members and require that all Members elect whether or not to effect a Redemption to be funded through such Share Offering Funding. If a Member elects to effect such a Redemption, it shall give notice thereof and of the number of Common Units to be made subject thereto in writing to SDC Inc. within ten (10) Business Days after receipt of the Single Funding Notice, and such Member shall be treated as a Tendering Party for all purposes of this Section 11.1(g) as long as the requirements in Section 11.1(d)(iv) are otherwise satisfied.

(ii)                                  If the Manager and SDC Inc. elect a Share Offering Funding, on the Specified Redemption Date, the Company shall redeem each Offering Unit that is still a Tendered Unit on such date for cash in immediately available funds in an amount (the “Share Offering Funding Amount”) equal to the net proceeds per Offered Share received by SDC Inc. from the Share Offering Funding, determined after deduction of underwriting discounts and commissions but no other expenses of SDC Inc. or any other Member related thereto, including without limitation, legal and accounting fees and expenses, SEC registration fees, state blue sky and securities Laws fees and expenses, printing expenses, FINRA filing fees, exchange listing fees and other out of pocket expenses (the “Net Proceeds”).

(iii)                               If the Manager and SDC Inc. elect a Share Offering Funding, the following additional terms and conditions shall apply:

(1)                                 As soon as practicable after the Manager and SDC Inc. elect to effect a Share Offering Funding, SDC Inc. shall use its reasonable efforts to effect as promptly as possible a registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualifications under applicable blue sky or other state securities Laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of the Offered Shares; provided, that if SDC Inc. shall deliver a certificate to the Tendering Party stating that SDC Inc. has determined in the good faith judgment of the Board of Directors that such filing, registration or qualification would require disclosure of material non-public information, the disclosure of which would have a material adverse effect on SDC Inc., then SDC Inc. may delay making any filing or delay the effectiveness of any registration or qualification for the shorter of (a) the period ending on the date upon which such information is disclosed to the public or ceases to be material or (b) an aggregate period of ninety (90) days in connection with any Share Offering Funding.

(2)                                 SDC Inc. shall advise each Tendering Party, regularly and promptly upon any request, of the status of the Share Offering Funding process, including the timing of all filings, the selection of and understandings with underwriters, agents, dealers and brokers, the nature and contents of all communications with the SEC and other governmental bodies, the expenses related to the Share Offering Funding as they are being incurred, the nature of marketing activities, and any other matters reasonably related to the timing, price and expenses relating to the Share Offering Funding and the compliance by SDC Inc. with its obligations with respect thereto. SDC Inc. will have reasonable procedures whereby the Tendering Party with the largest number of Offering Units (the “Lead Tendering Party”) may represent all the Tendering Parties in connection with the Share Offering Funding by allowing it to participate in meetings with the underwriters of the Share Offering Funding. In addition, SDC Inc. and each Tendering Party may, but shall be under no obligation to, enter into understandings in writing (“Pricing Agreements”) whereby the Tendering Party will agree in advance as to the acceptability of a Net Proceeds amount at or below a specified amount. Furthermore, SDC Inc. shall establish pricing notification procedures with each such Tendering Party, such that the Tendering Member will have the maximum opportunity practicable to determine whether to become a Withdrawing Member pursuant to Section 11.1(g)(iii)(3) below.

(3)                                 SDC Inc. will permit the Lead Tendering Party to participate in the pricing discussions for the Share Offering Funding and, upon notification of the price per Class A Share in the Share Offering Funding from the managing underwriter(s), in the case of a proposed registered public offering, or lead placement agent(s), in the event of an unregistered offering, engaged by SDC Inc. in order to sell the Offered Shares, shall immediately use its reasonable efforts to notify each Tendering Party of the price per Class A Share in the Share Offering Funding and resulting Net Proceeds. Each Tendering Party shall have one hour from the receipt of such written notice (as such time may be extended by SDC Inc.) to elect to withdraw its Redemption (a Tendering Party making such an election being a “Withdrawing Member”), and Common Units with a Class A Shares Amount equal to such excluded Offered Shares shall be considered to be withdrawn from the related Redemption; provided, however, that SDC Inc. shall keep each of the Tendering Parties reasonably informed as to the likely timing of delivery of its notice. If a Tendering Party, within such time period, does not notify SDC Inc. of such Tendering Party’s election to become a Withdrawing Member, then such Tendering Party shall, except as otherwise provided in a Pricing Agreement, be deemed not to have withdrawn from the Redemption, without liability to SDC Inc. To the extent that SDC Inc. is unable to notify any Tendering Party, such unnotified Tendering Party shall, except as otherwise provided in any Pricing Agreement, be deemed not to have elected to become a Withdrawing Member. Each Tendering Party whose Redemption is being funded through the Share Offering Funding who does not become a Withdrawing Member shall have the right, subject to the approval of the managing underwriter(s) or placement agent(s) and restrictions of any applicable securities Laws, to submit for Redemption additional Common Units in a number no greater than the number of Common Units withdrawn. If more than one Tendering Party so elects to redeem additional Common Units, then such Common Units shall be redeemed on a pro rata basis, based on the number of additional Common Units sought to be so redeemed.

SDC Inc. shall take all reasonable action in order to effectuate the sale of the Offered Shares including, but not limited to, the entering into of an underwriting or placement agreement in customary form with the managing underwriter(s) or placement agent(s) selected for such offering. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) or placement agent(s) advises SDC Inc. in writing that marketing factors require a limitation of the number of shares to be offered, then SDC Inc. shall so advise all Tendering Parties and the number of Common Units to be sold to SDC Inc. pursuant to the Redemption shall be allocated among all Tendering Parties in proportion, as nearly as practicable, to the respective number of Common Units as to which each Tendering Party elected to effect a Redemption.

Notwithstanding anything to the contrary in this Agreement, if SDC Inc. is also offering to sell shares for purposes other than to fund the redemption of Offering Units and to pay related expenses, then those other shares may in SDC Inc.’s sole discretion be given priority over any shares to be sold in the Share Offering Funding, and any shares to be sold in the Share Offering Funding shall be removed from the offering prior to removing shares the proceeds of which would be used for other purposes of SDC Inc. No Offered Shares excluded from the offering by reason of the managing underwriter’s or placement agent’s marketing limitation shall be included in such offering.

Each of the Company and SDC Inc. shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable upon a Redemption such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of applicable Law, and to the extent deduction and withholding is required, such deduction and withholding may be taken in Class A Shares. To the extent that amounts are so withheld and paid over to the appropriate taxing authority (or, if taken in Class A Shares, cash in the amount of the fair market value of such shares is paid over to the appropriate taxing authority), such amounts will be treated for purposes of this Agreement as having been paid to the Tendering Party.

ARTICLE XII

ADMISSION OF MEMBERS

Section 12.1                             Admission of Successor Manager. A successor to all or a portion of the Manager’s Units pursuant to Section 10.2(b) who the Manager has designated to become a successor Manager shall be admitted to the Company as the Manager, effective immediately upon the Transfer of such Units to it. Upon any such Transfer and the admission of any such transferee as a successor Manager in accordance with this Article XII, the transferor Manager shall be relieved of its obligations under this Agreement and shall cease to be the Manager of the Company without the consent or approval of any Non-Manager Member. Any such successor shall carry on the business of the Company without dissolution. In each case, the admission shall be subject to the successor Manager executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the event that the Manager withdraws from the Company, or transfers all of its Units, in violation of this Agreement, or otherwise dissolves or terminates or ceases to be the Manager of the Company, a Majority in Interest of the Members may elect to continue the Company by selecting a successor Manager in accordance with Section 13.1(b).

Section 12.2                             Members; Admission of Additional Members.

(a)                                 After the Effective Date, a Person (other than a then-existing Member) who makes a Capital Contribution to the Company in exchange for Units and in accordance with this Agreement shall be admitted to the Company as an Additional Member only upon furnishing to the Manager (i) an executed Joinder to this Agreement, (ii) Consent by Spouse (if applicable), and (iii) such other documents and instruments as the Manager may require to effect such Person’s admission as an Additional Member. Concurrently with, and as evidence of, the admission of an Additional Member, the Manager shall amend the Register and the books and records of the Company to reflect the name, address, number and type of Units of such Additional Member.

(b)                                 Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Member without the consent of the Manager. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the consent of the Manager to such admission and the satisfaction of all the conditions set forth in Section 12.2(a).

(c)                                  If any Additional Member is admitted to the Company on any day other than the first day of a Fiscal Year, then Net Profits, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Members for such Fiscal Year shall be allocated among such Additional Member and all other Members by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the “interim closing of the books” method or another permissible method or methods selected by the Manager. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Member occurs shall be allocated among all the Members including such Additional Member, in accordance with the principles described in Section 10.6(c). All distributions with respect to which the Company Record Date is before the date of such admission shall be made solely to Members and Assignees other than the Additional Member, and all distributions thereafter shall be made to all the Members and Assignees including such Additional Member.

(d)                                 For the admission to the Company of any Member, the Manager shall take all steps necessary and appropriate under the Delaware Act to amend the Register and the books and records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by Law, shall prepare and file an amendment to the Certificate of Limited Company and may for this purpose exercise the power of attorney granted pursuant to Section 15.2.

Section 12.3                             Limit on Number of Members. Unless otherwise permitted by the Manager, no Person shall be admitted to the Company as an Additional Member if the effect of such admission would be to cause the Company to have a number of Members (including as Members for this purpose those Persons indirectly owning an interest in the Company through another partnership, a limited liability company, a subchapter S corporation or a grantor trust) that would cause the Company to become a reporting company under the Exchange Act.

Section 12.4                             Admission. A Person shall be admitted to the Company as a Member of the Company only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Company as a Member.

ARTICLE XIII

DISSOLUTION AND LIQUIDATION

Section 13.1                             Events Causing Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal or resignation of a Member. The Company shall be dissolved and its affairs shall be wound up upon the occurrence of any of the following events (each, a “Liquidating Event”):

(a)                                 the sale of all or substantially all of the Company’s assets;

(b)                                 the Incapacitation of the Manager; provided, that the Company will not be dissolved or required to be wound up in connection with the Incapacitation of the Manager (and such Incapacitation shall not be considered a Liquidating Event) if, within ninety (90) days after such Incapacitation, the Company, acting by Consent of the Members, appoints a successor Manager effective as of the date of the event;

(c)                                  an election to dissolve the Company made by the Manager, with the Consent of the Members; or

(d)                                 the entry of a decree of judicial dissolution under Section 18-802 of the Delaware Act.

Section 13.2                             Distribution upon Dissolution.

(a)                                 Upon the dissolution of the Company pursuant to Section 13.1, unless the Company is continued pursuant to Section 13.1, the Manager (or, in the event that there is no remaining Manager or the Manager has dissolved, become Bankrupt or ceased to operate, any Person elected by Consent of the Members) (the Manager or such other Person being referred to herein as the “Liquidator”) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

(i)                                     First, to the satisfaction of all of the Company’s debts and liabilities to creditors, including Members who are creditors (other than with respect to liabilities owed to Members in satisfaction of liabilities for distributions), whether by payment or the making of reasonable provision for payment thereof;

(ii)                                  Second, to the satisfaction of all of the Company’s liabilities to the Members in satisfaction of liabilities for distributions, whether by payment or the making of reasonable provision for payment thereof; and

(iii)                               The balance, if any, to the Holders in accordance with and in proportion to their positive Capital Account balances, after giving effect to all contributions, distributions and allocations for all periods.

The Manager shall not receive any additional compensation for any services performed pursuant to this Article XIII.

(b)                                 Notwithstanding the provisions of Section 13.2(a) that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company, the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the Fair Market Value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c)                                  In the event that the Company is “liquidated,” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XIII to the Holders that have positive Capital Accounts in compliance with Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2) to the extent of, and in proportion to, positive Capital Account balances. If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the Manager or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holder s pursuant to this Article XIII may be:

(i)                                     distributed to a trust established for the benefit of the Manager and the Holders for the purpose of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Manager arising out of or in connection with the Company and/or Company activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the reasonable discretion of the Manager, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(ii)                                  withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company; provided, that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 13.2(a) as soon as practicable.

Section 13.3                             Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder set forth in a Unit Designation, (a) each Holder shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Company, and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Section 13.4                             Termination. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Article XIII, and the Certificate shall have been canceled in the manner required by the Delaware Act.

Section 13.5                             Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2, in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between and among the Members during the period of liquidation.

ARTICLE XIV

VALUATION

Section 14.1                             Determination. “Fair Market Value” of a specific Company asset will mean the amount which the Company would receive in an all-cash sale of the asset in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with the sale), as that amount is determined by the Manager (or, if pursuant to Section 13.2, the Liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.

ARTICLE XV

GENERAL PROVISIONS

Section 15.1                             Company Counsel. THE COMPANY, SDC INC., AND CERTAIN OF THEIR AFFILIATES MAY BE REPRESENTED BY THE SAME COUNSEL. THE ATTORNEYS, ACCOUNTANTS AND OTHER EXPERTS WHO PERFORM SERVICES FOR THE COMPANY MAY ALSO PERFORM SERVICES FOR SDC INC. OR AFFILIATES OF THE COMPANY OR SDC INC. IN ITS CAPACITY AS MANAGER MAY, WITHOUT THE CONSENT OF THE MEMBERS, EXECUTE ON BEHALF OF THE COMPANY ANY CONSENT TO THE REPRESENTATION OF THE COMPANY THAT COUNSEL MAY REQUEST PURSUANT TO THE NEW YORK RULES OF PROFESSIONAL CONDUCT OR SIMILAR RULES IN ANY OTHER JURISDICTION. THE COMPANY HAS INITIALLY SELECTED SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP (“COMPANY COUNSEL”) AS LEGAL COUNSEL TO THE COMPANY. EACH MEMBER ACKNOWLEDGES THAT COMPANY COUNSEL DOES NOT REPRESENT ANY MEMBER IN ITS CAPACITY AS SUCH IN THE ABSENCE OF A CLEAR AND EXPLICIT WRITTEN AGREEMENT TO SUCH EFFECT BETWEEN SUCH MEMBER AND COMPANY COUNSEL (AND THEN ONLY TO THE EXTENT SPECIALLY SET FORTH IN SUCH AGREEMENT), AND THAT IN ABSENCE OF ANY SUCH AGREEMENT COMPANY COUNSEL SHALL OWE NO DUTIES TO ANY MEMBER. EACH MEMBER FURTHER ACKNOWLEDGES THAT, WHETHER OR NOT COMPANY COUNSEL HAS IN THE PAST REPRESENTED OR IS CURRENTLY REPRESENTING SUCH MEMBER

WITH RESPECT TO OTHER MATTERS, COMPANY COUNSEL HAS NOT REPRESENTED THE INTERESTS OF ANY MEMBER IN THE PREPARATION AND/OR NEGOTIATION OF THIS AGREEMENT.

Section 15.2                             Power of Attorney.

(a)                                 Each Member who is an individual hereby constitutes and appoints the Manager (or the Liquidator, if applicable) with full power of substitution, as the Member’s true and lawful agent and attorney-in-fact, with full power and authority in the Member’s name, place and stead, to:

(i)                                     execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Manager deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Manager deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article VII or Article XII; and

(ii)                                  sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the Manager, to effectuate the terms of this Agreement.

(b)                                 The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the transfer any or all of his, her or its Units and shall extend to the Member’s heirs, successors, assigns and personal representatives.

Section 15.3                             Confidentiality.

(a)                                 Each of the Members agrees to hold the Company’s Confidential Information in confidence and may not disclose such information except as otherwise authorized separately in writing by the Manager. “Confidential Information” as used herein includes all information concerning the Company or its Subsidiaries in the possession of or furnished to any Member, including but not limited to, ideas, financial product structuring, business strategies, innovations and materials, all aspects of the Company’s business plan, proposed operation and products, corporate structure, financial and organizational information, analyses, proposed partners, software code and system and product designs, employees and their identities, equity ownership, the methods and means by which the Company plans to conduct its business, all trade secrets, trademarks, tradenames and all intellectual property associated with the Company’s business. With respect to each Member, Confidential Information does not include information or material that: (a) is rightfully in the possession of such Member at the time of disclosure by the Company; (b) before or after it has been disclosed to such Member by the Company, becomes part of public knowledge, not as a result of any action or inaction of such Member in violation of this Agreement; (c) is approved for release by written authorization of the Chief Executive Officer, Chief Financial Officer or Senior Vice President, General Counsel and Secretary of the Company or the Manager, or any other officer designated by the Manager; (d) is disclosed to such Member or their representatives by a third party not to the knowledge of such Member in violation of any obligation of confidentiality owed to the Company with respect to such information; or (e) is or becomes independently developed by such Member or their respective representatives without use or reference to the Confidential Information.

(b)                                 Each of the Members may disclose Confidential Information to its Subsidiaries, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents, on the condition that such Persons keep the Confidential Information confidential to the same extent as such disclosing party is required to keep the Confidential Information confidential, solely to the extent it is reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement; provided, that the disclosing party shall remain liable with respect to any breach of this Section 15.3 by any such Subsidiaries, Affiliates, partners, directors, officers, employees, counsel, advisers, consultants, outside contractors and other agents.

(c)                                  Notwithstanding Sections 15.3(a) and (b), each of the Members may disclose Confidential Information (i) to the extent that such party is legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, (ii) for purposes of reporting to its stockholders and direct and indirect equity holders the performance of the Company and its Subsidiaries and for purposes of including applicable information in its financial statements to the extent required by applicable Law or applicable accounting standards; (iii) to any bona fide prospective purchaser of the equity or assets of a Member, or the Common Units held by such Member, or a prospective merger partner of such Member (provided, that (i) such Persons will be informed by such Member of the confidential nature of such information and shall agree in writing to keep such information confidential in accordance with the contents of this Agreement and (ii) each Member will be liable for any breaches of this Section 15.3 by any such Persons), or (iv) to the extent required to be disclosed by applicable Law. Notwithstanding any of the foregoing, nothing in this Section 15.3 will restrict in any manner the ability of the Corporation to comply with its disclosure obligations under Law, and the extent to which any Confidential Information is necessary or desirable to disclose.

Section 15.4                             Amendments. Except as may be otherwise required by Law or as expressly provided in this Agreement, this Agreement may be amended or otherwise modified, or the observance of any provision of this Agreement waived, only with the approval of the Manager and Consent of the Members (excluding for purposes of such consent all Units held directly or indirectly by the Manager); provided, however, that except as specifically provided in this Agreement, no amendment or other modification or waiver may:

(a)                                 modify the limited liability of any Member, or increase the liabilities or obligations of any Member, in each case, without the approval of each such affected Member;

(b)                                 modify the rights and obligations set forth in Article XI with respect to a Redemption, in each case, without the approval of the Members affected by such an amendment;

(c)                                  modify the rights and obligations set forth in Section 7.3 with respect to indemnification of Indemnified Persons, in each case, without the approval of each affected Member; or

(d)                                 amend this Section 15.4, without the approval of each Member.

For the avoidance of doubt, at the direction of the Manager, the Company may update the Register in accordance with the terms of this Agreement, and such update shall not be construed as an amendment requiring the consent of any party hereto.

Upon obtaining the applicable approval or consent in accordance with this Section 15.4, and without further action or execution by any other Person, including any Member, (i) any amendment or other modification or waiver to this Agreement shall be implemented and reflected in a writing executed by the Manager or a duly authorized Officer and (ii) the Members shall be deemed a party to and bound by the amendment or other modification or waiver of this Agreement. Within thirty (30) days after the effectiveness of any amendment or other modification or waiver to this Agreement, the Company shall deliver a copy of a written instrument reflecting the amendment or other modification or waiver to all Members.

Section 15.5                             Title to Company Assets. Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in those Company assets or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to those Company assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

Section 15.6                             Company Name; Goodwill. The parties acknowledge and agree that, as among the parties, the Company shall own exclusively all right, title and interest in and to the name “SMILEDIRECTCLUB” and any trademark or name comprising or containing any of the foregoing, including any translation, transliteration or stylization thereof, or any trademark or name likely to be confused therewith (collectively, the “Marks”) and any and all goodwill associated with the Marks. The Company hereby grants to SDC Inc. and its Affiliates (for so long as they remain Affiliates) a royalty-free, non-exclusive license to use the Marks as part of their names (as applicable) and in connection with their business activities; provided, that the SDC Inc. and its Affiliates shall abide by any guidelines or policies governing the use of the Marks promulgated by the Company from time to time. This right may not be sub-licensed, assigned or mortgaged without the Company’s prior written consent. This license shall endure for so long as SDC Inc. is the Manager.

Section 15.7                             Addresses and Notices. Any notice consent, demand, or communication required or permitted to be given by any provision of this Agreement will be in writing and may be (i) delivered personally to the Person or to an officer of the Person to whom the same is directed, (ii) sent by facsimile, overnight mail or registered or certified mail, return receipt requested, postage prepaid or (iii) (except to the Company or the Manager) sent by e-mail, with electronic, written or oral confirmation of receipt, in each case to the Company at the address set forth below and to any other recipient and to any Member at such address as indicated by the Company’s records, or at such address or to the attention of the other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been delivered, given and received hereunder (a) as of the date so delivered, if delivered personally, (b) upon receipt, if sent by facsimile or e-mail (provided confirmation of transmission is received), or (c) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed. The Company’s address is:

SDC Financial LLC
414 Union Street
Nashville, Davidson County
Tennessee
Attn: [•]
E-mail: [•]

with a copy (which copy shall not constitute notice) to:

[CONTACT INFORMATION]

Section 15.8                             Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns, whether as Substituted Members or otherwise.

Section 15.9                             Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of the creditor) at any time as a result of making the loan any direct or indirect interest in Profits, Losses, Distributions, capital or property other than as a secured creditor.

Section 15.10                      Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 15.11                      Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

Section 15.12                      Governing Law; Venue; Arbitration.

(a)                                 Governing Law. This Agreement and any Dispute, whether in contract, tort or otherwise, shall be governed by and construed in accordance with the Laws of the State of Delaware without regard to principles of conflicts of Law.

(b)                                 Venue. Each party hereto agrees that it shall bring any Proceeding in respect of any Dispute exclusively in the courts of the State of Delaware and the Federal courts of the United States, in each case, located in the City of Wilmington, Delaware (the “Chosen Courts”). Solely in connection with claims arising under this Agreement or the transactions contemplated hereby, each party hereto irrevocably and unconditionally (i) submits to the exclusive jurisdiction of the Chosen Courts, (ii) agrees not to commence any such Proceeding except in those courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Chosen Courts, (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of the Proceeding and (v) agrees that service of process upon that party in any such Proceeding shall be effective if notice is given in accordance with Section 15.7. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Law. A final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Notwithstanding anything herein to the contrary, if a demand for arbitration of a Dispute is made pursuant to Section 15.12(c), this Section 15.12(b) shall not pre-empt resolution of the Dispute pursuant to Section 15.12(c).

(c)                                  Arbitration.

(i)                                     Any disputes, claims or controversies arising out of or relating to this Agreement or the transactions contemplated hereby, including any disputes, claims or controversies brought by or on behalf of the Company or a Member or any holder of equity interests (which, for purposes of this Section 15.12(c), shall mean any holder of record or any beneficial owner of equity interests, or any former holder of record or beneficial owner of equity interests) of the Company or a Member, either on his, her or its own behalf, on behalf of the Company or a Member or on behalf of any series or class of equity interests of the Company or a Member or holders of equity interests of the Company or a Member against the Company or any Member or any of their respective trustees, directors, members, officers, managers, agents or employees, including any disputes, claims or controversies relating to the meaning, interpretation, effect, validity, performance or enforcement of this Agreement, including this arbitration agreement or the governing documents of the Company or any Member (all of which are referred to as “Disputes”) or relating in any way to such a Dispute or Disputes shall, on the demand of any party to such Dispute or Disputes, be resolved through binding and final arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”) then in effect, except as those Rules may be modified in this Section 15.12(c). For the avoidance of doubt, and not as a limitation,

Disputes are intended to include derivative actions against the trustees, directors, officers or managers of the Company or any Member and class actions by a holder of equity interests against those individuals or entities and the Company or any Member. For the avoidance of doubt, a Dispute shall include a Dispute made derivatively on behalf of one party against another party. For purposes of this Section 15.12(c), the term “equity interest” shall mean, (i) in respect of the Company, any Units and (ii) in respect of a Member, any equity interest in that Member. References to a “Member” in this Section 15.12(c) shall be deemed to include any former Member.

(ii)                                  There shall be three (3) arbitrators. If there are only two (2) parties to the Dispute, each party shall select one (1) arbitrator within fifteen (15) days after receipt by respondent of a copy of the demand for arbitration. The arbitrators may be affiliated or interested persons of the parties. If there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, shall each select, by the vote of a majority of the claimants or the respondents, as the case may be, one (1) arbitrator within fifteen (15) days after receipt of the demand for arbitration. The arbitrators may be affiliated or interested persons of the claimants or the respondents, as the case may be. If either a claimant (or all claimants) or a respondent (or all respondents) fail(s) to timely select an arbitrator then the party (or parties) who has selected an arbitrator may request the AAA to provide a list of three (3) proposed arbitrators in accordance with the Rules (each of whom shall be neutral, impartial and unaffiliated with any party) and the party (or parties) that failed to timely appoint an arbitrator shall have ten (10) days from the date the AAA provides the list to select one (1) of the three (3) arbitrators proposed by the AAA. If the party (or parties) fail(s) to select the second (2nd) arbitrator by that time, the party (or parties) who have appointed the first (1st) arbitrator shall then have ten (10) days to select one (1) of the three (3) arbitrators proposed by the AAA to be the second (2nd) arbitrator; and, if he/they should fail to select the second (2nd) arbitrator by such time, the AAA shall select, within fifteen (15) days thereafter, one (1) of the three (3) arbitrators it had proposed as the second (2nd) arbitrator. The two (2) arbitrators so appointed shall jointly appoint the third (3rd) and presiding arbitrator (who shall be neutral, impartial and unaffiliated with any party) within fifteen (15) days of the appointment of the second (2nd) arbitrator. If the third (3rd) arbitrator has not been appointed within the time limit specified herein, then the AAA shall provide a list of proposed arbitrators in accordance with the Rules, and the arbitrator shall be appointed by the AAA in accordance with a listing, striking and ranking procedure, with each party having a limited number of strikes, excluding strikes for cause.

(iii)                               The place of arbitration shall be New York, New York unless otherwise agreed by the parties. There shall be only limited documentary discovery of documents directly related to the issues in dispute, as may be ordered by the arbitrators. For the avoidance of doubt, it is intended that there shall be no depositions and no other discovery other than limited documentary discovery as described in the preceding sentence.

(iv)                              In rendering an award or decision (an “Award”), the arbitrators shall be required to follow the Laws of the State of Delaware. Any arbitration proceedings or Award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. Any Award shall be in writing and shall state the findings of fact and conclusions of Law on which it is based. Any monetary Award shall be made and payable in Dollars free of any tax, deduction or offset. Subject to Section 15.12(c)(vi), each party against which an Award assesses a monetary obligation shall pay that obligation on or before the thirtieth (30th) day following the date of the Award or such other date as the Award may provide.

(v)                                 Except to the extent expressly provided by this Agreement or as otherwise agreed by the parties thereto, each party involved in a Dispute shall bear its own costs and expenses (including attorneys’ fees), and the arbitrators shall not render an Award that would include shifting of any such costs or expenses (including attorneys’ fees) or, in a derivative case or class action, award any portion of a party’s Award to the claimant or the claimant’s attorneys. Each party (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand, respectively) shall bear the costs and expenses of its (or their) selected arbitrator and the parties (or, if there are more than two (2) parties to the Dispute, all claimants, on the one hand, and all respondents, on the other hand) shall equally bear the costs and expenses of the third (3rd) appointed arbitrator.

(vi)                              Notwithstanding any language to the contrary in this Agreement, any Award, including but not limited to any interim Award, may be appealed pursuant to the AAA’s Optional Appellate Arbitration Rules (the “Appellate Rules”). An Award shall not be considered final until after the time for filing the notice of appeal pursuant to the Appellate Rules has expired. Appeals must be initiated within thirty (30) days of receipt of an Award by filing a notice of appeal with any AAA office. Following the appeal process, the decision rendered by the appeal tribunal may be entered in any court having jurisdiction thereof. For the avoidance of doubt, and despite any contrary provision of the Appellate Rules, Section 15.12(c)(v) shall apply to any appeal pursuant to this Section 15.12(c)(vi) and the appeal tribunal shall not render an Award that would include shifting of any costs or expenses (including attorneys’ fees) of any party.

(vii)                           Following the expiration of the time for filing the notice of appeal, or the conclusion of the appeal process set forth in Section 15.12(c)(vi), an Award shall be final and binding upon the parties thereto and shall be the sole and exclusive remedy between those parties relating to the Dispute, including any claims, counterclaims, issues or accounting presented to the arbitrators. Judgment upon an Award may be entered in any court having jurisdiction. To the fullest extent permitted by Law, no application or appeal to any court of competent jurisdiction may be made in connection with any question of Law arising in the course of arbitration or with respect to any Award made except for actions relating to enforcement of this agreement to arbitrate or any arbitral Award issued hereunder and except for actions seeking interim or other provisional relief in aid of arbitration proceedings in any court of competent jurisdiction.

(viii)                        This Section 15.12(c) is intended to benefit and be enforceable by the Company, each Member (including any former Member) and their respective holders of equity interests, trustees, directors, officers, managers (including the Manager), agents or employees and their respective successors and assigns, shall be binding upon the Company, each Member (including any former Member) and their respective holders of equity interests and be in addition to, and not in substitution for, any other rights to indemnification or contribution that such individuals or entities may have by contract or otherwise.

Section 15.13                      Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, the invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in that jurisdiction as if the invalid, illegal or unenforceable provision had never been contained herein.

Section 15.14                      Further Action. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other action as may be required by Law or reasonably necessary to effectively carry out the purposes of this Agreement.

Section 15.15                      Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 15.16                      Right of Offset. Whenever the Company is to pay any sum (other than pursuant to Article IV) to any Member, any amounts that the Member owes to the Company which are not the subject of a good faith dispute may be deducted from that sum before payment. For the avoidance of doubt, the distribution of Units to SDC Inc. shall not be subject to this Section 15.16.

Section 15.17                      Entire Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 15.18                      Interpretation.

(a)                                 Generally. Unless the context otherwise requires, as used in this Agreement: (a) “or”, “either” and “any” are not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) references to “written,” “in writing” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (e) words of one gender shall be construed to apply to each gender; (f) all pronouns and any variations thereof refer to the masculine, feminine or neuter as the context may require; (g) “Articles,” “Sections,” “Exhibits” and “Schedules” refer to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified; (h) “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; (i) “Dollars” and “$” mean U.S. Dollars; and (j) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply “if.”

(b)                                 Additional Interpretive Provisions. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule to this Agreement, but not otherwise defined therein, shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder and any successor statute or statutory provision. References to any agreement are to that agreement as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. Reference to any agreement, document or instrument means the agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless the Person has consented in writing to the amendment or modification. Wherever required by the context, references to a Fiscal Year or Taxable Year shall refer to a portion thereof.

(c)                                  Joint Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(d)                                 Conflicts. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of the conflict.

Section 15.19                      Consent by Spouse. Each Member who is a natural person and is married (and not formally separated with an agreed-upon division of assets) and is subject to the community property Laws of any state shall deliver a duly executed Consent by Spouse, in the form prescribed in Exhibit D attached hereto, and at the time of execution of this Agreement. Each such Member shall also have such Consent by Spouse executed by any spouse married to him or her at any time subsequent thereto while such natural person is a Member. Each Member agrees and acknowledges that compliance with the requirements of this Section 15.19 by each other Member constitutes an essential part of the consideration for his or her execution of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

SMILEDIRECTCLUB, INC.

By:
Name:	Kyle Wailes
Title:	Chief Financial Officer

[Signature Page to SDC Financial LLC Seventh A&R LLC Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

SDC FINANCIAL LLC

By:
Name:	Kyle Wailes
Title:	Chief Financial Officer

[Signature Page to SDC Financial LLC Seventh A&R LLC Agreement]

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

[MEMBERS]

By:
Name:
Title:

[Signature Page to SDC Financial LLC Seventh A&R LLC Agreement]

EXHIBIT A: EXAMPLES REGARDING ADJUSTMENT FACTOR

For purposes of the following examples, it is assumed that (a) the Adjustment Factor in effect on December 31, 2018 is 1.0 and (b) on January 1, 2019 (the “Company Record Date” for purposes of these examples), prior to the events described in the examples, there are 100 Class A Shares issued and outstanding.

Example 1

On the Company Record Date, SDC Inc. declares a dividend on its outstanding Class A Shares in Class A Shares. The amount of the dividend is one Class A Share paid in respect of each Class A Share owned. Pursuant to Paragraph (a) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Company Record Date, effective immediately after the stock dividend is declared, as follows:

1.0 * 200/100 = 2.0

Accordingly, the Adjustment Factor after the stock dividend is declared is 2.0.

Example 2

On the Company Record Date, SDC Inc. distributes options to purchase Class A Shares to all holders of its Class A Shares. The amount of the distribution is one option to acquire one Class A Share in respect of each Class A Share owned. The strike price is $4.00 a share. The Value of a Class A Share on the Company Record Date is $5.00 per share. Pursuant to Paragraph (b) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Company Record Date, effective immediately after the options are distributed, as follows:

1.0 * (100 + 100)/(100 + [100 * $4.00/$5.00]) = 1.1111

Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (b) of the definition of “Adjustment Factor” shall apply.

Example 3

On the Company Record Date, SDC Inc. distributes assets to all holders of its Class A Shares. The amount of the distribution is one asset with a fair market value (as determined by the Manager, whose determination shall be conclusive) of $1.00 in respect of each Class A Share owned. It is also assumed that the assets do not relate to assets received by SDC Inc. or its Subsidiaries pursuant to a pro rata distribution by the Company. The Value of a Class A Share on the Company Record Date is $5.00 a share. Pursuant to Paragraph (c) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Company Record Date, effective immediately after the assets are distributed, as follows:

1.0 * $5.00/($5.00 – $1.00) = 1.25

Accordingly, the Adjustment Factor after the assets are distributed is 1.25.

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EXHIBIT B: FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of                                                , 20      (this “Joinder”), is delivered pursuant to that certain Seventh Amended and Restated Limited Liability Company Agreement of SDC Financial LLC, a Delaware limited liability company (the “Company”), dated as of September [•], 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”), by and among the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement.

1.              Joinder to the LLC Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to SDC Inc., the undersigned hereby is and hereafter will be a Member under the LLC Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the LLC Agreement as if it had been a signatory thereto as of the date thereof.

2.              Incorporation by Reference. All terms and conditions of the LLC Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.              Address. All notices under the LLC Agreement to the undersigned shall be directed to:

Name

Street Address

City, State and Zip Code

Attention:

Fax

E-mail

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the date first above written.

[NAME OF NEW MEMBER]

By:
Name:
Title:

Acknowledged and agreed
as of the date first set forth above:

SDC FINANCIAL LLC

By: SMILEDIRECTCLUB, INC., its managing member

By:
Name:
Title:

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EXHIBIT C: NOTICE OF REDEMPTION

SmileDirectClub, Inc.
414 Union Street
Nashville, Tennessee 37219

The undersigned Member or Assignee of SDC Financial LLC, a Delaware limited liability company (“SDC Financial”), hereby irrevocably tenders for Redemption Common Units of SDC Financial in accordance with the terms of that certain Seventh Amended and Restated Limited Liability Company Agreement of SDC Financial, dated as of September [•], 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”), and the Redemption rights referred to therein in Section 11.1(a). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the LLC Agreement. The undersigned Member or Assignee:

(a)                                 undertakes to surrender such Common Units at the closing of the Redemption and to furnish to SDC Inc., prior to the Specified Redemption Date, the documentation, instruments and information required under Section 11.1 of the LLC Agreement;

(b)                                 directs that the certified check representing or, at the Managers discretion, a wire transfer of the Cash Amount, and/or the Class A Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address or bank account, as applicable, specified below;

(c)                                  represents, warrants, certifies and agrees (i) that the undersigned Member or Assignee (1) is a Qualifying Party; (2) has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Common Units, free and clear of the rights or interests of any other person or entity; (3) has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Common Units as provided herein; and (4) has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and (ii) the undersigned Member or Assignee, and the tender and surrender of such Common Units for Redemption as provided herein complies with all conditions and requirements for redemption of Common Units set forth in the LLC Agreement;

(d)                                 acknowledges that the undersigned Member or Assignee will continue to own such Common Units unless and until either (i) such Common Units are acquired by SDC Inc. pursuant to Section 11.1(b) of the LLC Agreement or (ii) such Redemption closes.

Dated:

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Name of Member or Assignee

Signature of Member or Assignee

Street Address

City, State and Zip Code

Social security or identifying number

Signature Medallion Guaranteed by*

Issue Check Payable to (or shares in the name of)

Bank Account Details:

*                 Required unless waived by the Manager or Transfer Agent.

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EXHIBIT D: CONSENT BY SPOUSE

I acknowledge that I have read the Seventh Amended and Restated Limited Liability Company Agreement of SDC Financial LLC, a Delaware limited liability company (the “Company”), dated as of September [•], 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”), and that I know its contents. I am aware that by its provisions, my spouse agrees to sell, convert, dispose of, or otherwise transfer his or her interest in the Company, including any property or other interest that I have or acquire therein, under certain circumstances. I hereby consent to such sale, conversion, disposition or other transfer; and approve of the provisions of the LLC Agreement and any action hereafter taken by my spouse thereunder with respect to his or her interest, and I agree to be bound thereby.

I further agree that in the event of my death or a dissolution of marriage or legal separation, my spouse shall have the absolute right to have my interest, if any, in the Company set apart to him or her, whether through a will, a trust, a property settlement agreement or by decree of court, or otherwise, and that if he or she be required by the terms of such will, trust, settlement or decree, or otherwise, to compensate me for said interest, that the price shall be an amount equal to: (i) the then-current balance of the Capital Account relating to said interest; multiplied by (ii) my percentage of ownership in such interest (all without regard to the effect of any vesting provisions in the LLC Agreement related thereto).

This consent, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the [                           ]* without regard to otherwise governing principles of choice of law or conflicts of law.

Dated:

Name:

*                 Insert jurisdiction of residence of Partner and Spouse.

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